UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Consolidated-Tomoka Land Co.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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CONSOLIDATED-TOMOKA LAND CO. Post Office Box 10809 Daytona Beach, Florida 32120-0809 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS April 27, 2011

To our Shareholders:

The Annual Meeting of Shareholders of Consolidated-Tomoka Land Co., a Florida corporation (the “Company”), will be held at the Holiday Inn Daytona Beach LPGA Boulevard, 137 AutoMall Circle, Daytona Beach, Florida, on Wednesday, April 27, 2011, at 2:00 p.m., local time, for the following purposes:

1.	To elect William H. Davison, Jeffry B. Fuqua, William H. McMunn and Howard C. Serkin in Class II to serve as directors for three-year terms expiring at the annual meeting of shareholders to be held in 2014, and to elect William L. Olivari in Class III to serve for a one-year term expiring at the annual meeting of shareholders to be held in 2012;

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2011;

3.	To approve an amendment to our Amended and Restated Articles of Incorporation to provide for the annual election of directors;

4.	To hold an advisory vote on executive compensation;

5.	To hold an advisory vote on the frequency of the advisory vote on executive compensation; and

6.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Shareholders of record at the close of business on March 1, 2011, are entitled to notice of, and to participate in and vote at, the meeting. A complete list of shareholders as of the record date will be available for shareholders’ inspection at the corporate offices at 1530 Cornerstone Boulevard, Suite 100, Daytona Beach, Florida, for ten days prior to the meeting.

We hope you will be able to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to vote by telephone or over the Internet as indicated in the enclosed proxy card or by marking, dating, signing and returning the enclosed proxy card as promptly as possible in the postage-paid envelope provided, to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the accompanying proxy statement.

If you have any questions or need any assistance with voting your shares, please contact our proxy solicitor, Alliance Advisors LLC, toll-free at 1-877-777-2338. You may also contact them by e-mail at pcasey@allianceadvisorsllc.com.

By Order of the Board of Directors

Linda Crisp

Corporate Secretary

Daytona Beach, Florida

March 25, 2011

A COPY OF OUR MOST RECENT FORM 10-K ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED, WITHOUT CHARGE, TO ANY SHAREHOLDER UPON WRITTEN REQUEST DIRECTED TO OUR CORPORATE SECRETARY, POST OFFICE BOX 10809, DAYTONA BEACH, FLORIDA 32120-0809.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 27, 2011. This proxy statement and a copy of our 2010 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, are available at http://ctlc.com/2011_proxy.html.

CONSOLIDATED-TOMOKA LAND CO.

PROXY STATEMENT

CONSOLIDATED-TOMOKA LAND CO.

Post Office Box 10809

Daytona Beach, Florida 32120-0809

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

April 27, 2011

GENERAL INFORMATION

Why am I receiving this proxy statement?

This proxy statement and the enclosed form of proxy are being sent to you, a shareholder of Consolidated-Tomoka Land Co. (which we refer to as “the Company,” “we,” “our” or “us”), a Florida corporation, in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors” or “Board”) of proxies to be used at the Annual Meeting of Shareholders to be held on Wednesday, April 27, 2011 at 2:00 p.m., local time, at the Holiday Inn Daytona Beach LPGA Boulevard, 137 AutoMall Circle, Daytona Beach, Florida (and at any adjournments or postponements thereof) (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting.

On or about March 25, 2011, we commenced mailing and made available electronically to our shareholders: (1) this proxy statement, (2) the accompanying proxy card and voting instructions, and (3) a copy of our 2010 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and our audited financial statements.

What is a proxy?

A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy, the document in which you make that designation is also called a proxy.

What is a proxy statement?

This document is a proxy statement. It is a document that we are required by law to give you when we ask you to name a proxy to vote your shares. We encourage you to read this proxy statement carefully.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to obtain shareholder action on the matters outlined in the notice of meeting included with this proxy statement. These matters include: (1) the election of four Class II directors for three-year terms expiring at the 2014 Annual Meeting of Shareholders and one Class III director for a one-year term expiring at the 2012 Annual Meeting of Shareholders; (2) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2011; (3) the amendment of our Amended and Restated Articles of Incorporation to provide for the annual election of directors; (4) an advisory vote on executive compensation; and (5) an advisory vote on the frequency of the advisory vote on executive compensation. This proxy statement provides you with detailed information about these matters.

We will also consider any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof, if properly presented at the Annual Meeting.

What is a record date and who is entitled to vote at the Annual Meeting?

The record date for the shareholders entitled to vote at the Annual Meeting is March 1, 2011. The record date was established by our Board as required by Florida law, the law of our state of incorporation. Owners of record of shares of our common stock at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments or postponements thereof. You are entitled to one vote for each share that you owned on the record date on every matter submitted to the meeting. Our Articles of Incorporation and Bylaws do not provide for cumulative voting for the election of directors, which is permitted but not required by Florida law.

How many shares can be voted and what is a quorum?

You are entitled to one vote for each share of our common stock that you own as of the close of business on March 1, 2011. At the close of business on March 1, 2011, there were 5,736,130 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

A quorum is the minimum number of shares that must be represented in person or by proxy in order for us to conduct the Annual Meeting. The attendance by proxy or in person of holders of a majority of the shares of common stock entitled to vote at the Annual Meeting, or 2,868,066 shares of common stock based on the record date of March 1, 2011, will constitute a quorum to hold the Annual Meeting. If you grant your proxy by proxy card, your shares will be considered present at the Annual Meeting and part of the quorum. Abstentions and broker “non-votes” will be considered shares represented at the meeting for the purposes of establishing a quorum.

What different methods can I use to vote?

You have a choice of voting:

•	By telephone;

•	Over the Internet;

•	By mail; or

•	In person at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we encourage you to vote by telephone, over the Internet or by mail. Please carefully read the instructions below on how to vote your shares. Because the instructions vary depending on how you hold your shares and the method you use to vote, it is important that you follow the instructions that apply to your particular situation.

If you vote by telephone or over the Internet, you should not return your proxy card.

What is the difference between a “record holder” and an owner holding shares in “street name?”

If your shares are registered in your name, you are a “record holder.” You will be a record holder if you hold a stock certificate or if you have an account directly with our transfer agent, Registrar and Transfer Company. If your shares are registered or held in the name of your broker or bank or other nominee, your shares are held in “street name” and you are considered the beneficial owner of such shares.

How do I vote if my shares are held in my name?

Voting by telephone, over the Internet or by mail

If you are a shareholder of record, you can vote by telephone, over the Internet or by mail. The enclosed proxy card contains instructions for voting by telephone or over the Internet. You can also vote by mail by completing, signing, dating and mailing the enclosed proxy card in the postage-paid return envelope provided. Please promptly vote by telephone, over the Internet, or by mailing your proxy card to ensure your representation and the presence of a quorum at the Annual Meeting.

Voting in person at the meeting

If you plan to attend the Annual Meeting, you can vote in person. To vote in person at the Annual Meeting, you will need to bring with you to the Annual Meeting proper personal identification and evidence of your share ownership.

How do I vote if my shares are held in “street name?”

Voting by telephone, over the Internet or by mail

If your shares are held in the name of your broker, bank, or other nominee, you have the right to direct your broker, bank or other nominee on how to vote, and you should vote your shares using the method directed by your broker, bank or other nominee. In addition to voting by mail, a large number of banks and brokerage firms are participating in online or telephonic voting programs. These programs provide eligible “street name” shareholders the opportunity to vote by telephone or over the Internet. Voting forms will provide instructions for shareholders whose banks or brokerage firms are participating in such programs.

Voting in person at the meeting

If your shares are held in the name of your broker, bank, or other nominee and if you plan to attend the Annual Meeting and to vote in person, you should contact your broker, bank, or other nominee to obtain a broker’s proxy and bring it, together with proper personal identification and your account statement or other evidence of your share ownership, with you to the Annual Meeting.

Can I revoke my proxy or change my vote?

As long as your shares are registered in your name, you may revoke your proxy or change your vote at any time before it is voted at the Annual Meeting. There are several ways you can do this:

•	By sending a written notice of revocation to our Corporate Secretary at Consolidated-Tomoka Land Co., P.O. Box 10809, Daytona Beach, Florida 32120-0809;

•	By duly signing and delivering a proxy card that bears a later date; or

•	By attending the Annual Meeting and voting in person by ballot.

If your shares are held in street name, you must contact your broker, bank or other nominee to revoke your proxy or change your vote. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank, or other nominee.

What are my voting choices and what is the required vote?

By giving us your proxy by telephone, over the Internet or by signing, dating and mailing the enclosed proxy card, you authorize our management to vote your shares at the Annual Meeting or at any adjournments or postponements thereof in the manner you indicate.

Proposal 1: Election of Directors

We have nominated four directors for election in Class II at the Annual Meeting and one director for election in Class III, and because we did not receive advance notice under our Bylaws of any shareholder nominees for director other than Mr. Serkin, who was subsequently appointed to and nominated for re-election by our Board, the 2011 election of directors is an uncontested election. In accordance with our Bylaws, which provide for a majority voting standard in uncontested elections, in order to be elected each director nominee must receive more “For” votes than “Against” votes. Abstentions and any broker non-votes will have no effect on the election of directors because only votes cast “For” or “Against” a nominee will be counted. For additional information regarding majority voting, see “Majority Voting for Directors” on page 16.

With respect to the proposal to elect five nominees for director, you may:

•	Vote “For” the election of a nominee for director named in this proxy statement;

•	Vote “Against” the election of a nominee for director named in this proxy statement; or

•	“Abstain” from voting for one or more of the nominees named in this proxy statement.

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for fiscal year 2011. With respect to the proposal to ratify the appointment by our Audit Committee of KPMG LLP as our independent registered public accounting firm for fiscal year 2011, you may:

•	Vote “For” ratification;

•	Vote “Against” ratification; or

•	“Abstain” from voting on the proposal.

This proposal will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

Proposal 3: Approval of Amendment to our Amended and Restated Articles of Incorporation to Provide for the Annual Election of Directors

Our Board has proposed to amend our Amended and Restated Articles of Incorporation to provide for the annual election of directors. With respect to the proposal to amend our Amended and Restated Articles of Incorporation, you may:

•	Vote “For” the amendment;

•	Vote “Against” the amendment; or

•	“Abstain” from voting on the amendment.

This amendment will be approved if the holders of at least 85% of the outstanding shares entitled to be voted on this proposal are voted for the amendment, as required by our Amended and Restated Articles of Incorporation.

Proposal 4: Advisory Vote on Executive Compensation

The Company is providing its shareholders with the opportunity to cast an advisory vote on the compensation of its named executive officers as disclosed pursuant to Item 402 of Regulation S-K, which includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables. The advisory vote on executive compensation described in Proposal 4 is referred to as a “say-on-pay vote.” With respect to the advisory vote on executive compensation, you may:

•	Vote “For” the proposal;

•	Vote “Against” the proposal; or

•	“Abstain” from voting on the proposal.

This proposal will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

Proposal 5: Advisory Vote on Frequency of Advisory Vote on Executive Compensation

The Company is providing its shareholders the opportunity to cast an advisory vote on how often the Company should include a “say-on-pay” vote in its proxy materials for future annual shareholder meetings (or special shareholder meeting for which the Company must include executive compensation information in the proxy statement for that meeting). With respect to the advisory vote on the frequency of the advisory vote on executive compensation, you may:

•	Vote “one year” to have the say-on-pay vote every year;

•	Vote “two years” to have the say-on-pay vote every two years;

•	Vote “three years” to have the say-on-pay vote every three years; or

•	“Abstain” from voting on the proposal.

What are the Board’s voting recommendations and what happens if I return an unmarked proxy card?

Unless indicated otherwise by your proxy card, if you return your properly executed proxy card with no votes marked, your shares will be voted as recommended by the Board. The Board’s recommendations are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

•	FOR the election of all five of the nominees for director named in this proxy statement;

•	FOR the ratification of KPMG LLP as our independent registered public accounting firm for fiscal year 2011;

•	FOR the amendment of our Amended and Restated Articles of Incorporation to provide for the annual election of directors;

•	FOR the proposal to approve executive compensation; and

•	ONE YEAR on the frequency of the advisory vote on executive compensation.

With respect to other matters that may properly be brought before the Annual Meeting or any adjournments or postponements thereof, if you return a properly executed proxy card, your shares will be voted as determined at the discretion of the proxy holders named in the proxy card.

What effect do abstentions and broker non-votes have on the proposals?

For each of Proposals 1, 2, 4 and 5, shares that abstain from voting are neither a vote cast in favor of nor a vote cast against the proposal (or, in the case of Proposal 5, the frequency of the advisory vote), so they will have no effect on the outcome of the voting. For Proposal 3, shares that abstain from voting will have the effect of a vote cast against the proposal.

For all proposals, broker non-votes will be treated as shares represented at the meeting, but not voting. With regard to the election of directors and each of Proposals 2, 4 and 5, broker non-votes will have no effect on the outcome of the voting. For Proposal 3, broker non-votes will have the effect of a vote cast against the proposal.

Will my shares be voted if I do not return my proxy card?

If you are the shareholder of record and you do not vote or provide a proxy, your shares will not be voted. Your shares may be voted if they are held in street name, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. We believe that the ratification of the appointment of an independent registered public accounting firm and the declassification of the

Board will be considered “routine” matters for which brokerage firms may vote unvoted shares. No other matters to be voted on at the Annual Meeting are considered “routine” matters. As a result, if your shares are held in street name and you do not provide instructions as to how your shares are to be voted in the election of directors, the advisory vote on executive compensation or the advisory vote on the frequency of the advisory vote on executive compensation, your broker or other nominee will not be able to vote your shares, and your shares will not be voted on any of those matters. We urge you to provide instructions to your broker or nominee so that your votes may be counted on these important matters. We urge you to vote your shares by following the instructions provided on the enclosed proxy card and returning the proxy card to your bank, broker or other nominee to ensure that your shares will be voted on your behalf.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means you own shares in multiple accounts with brokers and/or our transfer agent. To ensure that all of your shares are voted, please vote using each proxy card you receive. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Registrar and Transfer Company, which may be reached by telephone at (800) 368-5948 or over the Internet at info@rtco.com.

Whom should I call if I have questions or need additional copies of the proxy materials?

If you have any questions, need assistance voting, or need additional copies of this proxy statement, please contact our proxy solicitor, Alliance Advisors LLC, toll-free at 1-877-777-2338, or by e-mail at pcasey@allianceadvisorsllc.com.

Who pays for the solicitation of proxies?

We will bear the cost of soliciting proxies, including the cost of preparation, assembly, printing, and mailing. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of our directors and officers without additional compensation. They will not be paid for soliciting proxies but may be reimbursed for out-of-pocket expenses related to the proxy solicitation. Proxies may be solicited in person, by telephone, by telegram, by email, by mail, by facsimile, through press releases issued by us or through postings on our website.

We have hired a professional proxy solicitation firm, Alliance Advisors LLC, to assist in the solicitation of proxies at a fee estimated not to exceed $6,000, plus reimbursement of reasonable out-of-pocket expenses. We have also agreed to indemnify such firm against certain liabilities arising out of or in connection with its engagement.

May I access this year’s proxy statement and annual report over the Internet?

This proxy statement and a copy of our 2010 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, are available at http://ctlc.com/2011_proxy.html.

Where can I find the voting results of the Annual Meeting?

We intend to disclose the preliminary voting results in a Form 8-K within four business days of the Annual Meeting. If we first disclose preliminary voting results, the final voting results will be disclosed as an amendment to such Form 8-K within four business days after the final voting results are known. Both the Form 8-K and any amendment to such Form 8-K will be filed with the Securities and Exchange Commission and made available on our website at www.ctlc.com.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Articles of Incorporation divide the Board of Directors into three classes, as nearly equal as possible. Four Class II directors and one Class III director are to be elected at the Annual Meeting. The four Class II directors, William H. Davison, Jeffry B. Fuqua, William H. McMunn, and Howard C. Serkin, are to be elected to hold office until the 2014 Annual Meeting of Shareholders, or until their successors are duly elected and qualified, and the Class III director, William L. Olivari, is to be elected to hold office until the 2012 Annual Meeting of Shareholders, or until his successor is duly elected and qualified.

All properly executed and returned proxies on the enclosed proxy card will be voted for the election of the persons named below who have been recommended to the Board of Directors by the Governance Committee as nominees for Class II and Class III, unless otherwise specified in the proxy card.

All nominees for election as directors are currently directors and were re-nominated by the Board of Directors. Director nominee Howard C. Serkin was named by the Board on January 26, 2011 to fill the unexpired term of Allen C. Harper, who retired on that date. Mr. Serkin had been recommended for nomination by Wintergreen Advisers, LLC, a shareholder of more than 5% of our outstanding shares, as a nominee in Class II. Because Wintergreen Advisers, LLC recommended Mr. Serkin as a nominee in Class II, although he was elected to fill the unexpired term of a Class III director, he is being nominated by our Board for re-election in Class II, and current Class II director William L. Olivari is being nominated to fill the open seat in Class III that will be created by Mr. Serkin’s standing for election in Class II. Each nominee has consented in writing to being named in this proxy statement and indicated his willingness to serve if elected. If any nominee should be unable to serve, which is not now anticipated, the proxy will be voted for such other persons as shall be determined by the persons named in the proxy in accordance with their judgment.

The 2011 election of directors is an uncontested election, so the election of Messrs. Davison, Fuqua, McMunn, Olivari and Serkin will require that each director nominee receive a majority of the shares voted with respect to that nominee, or more votes “For” than “Against” the nominee. Abstentions and any broker non-votes will have no effect on the election of directors because only votes cast “For” or “Against” a nominee will be counted.

Our Board of Directors recommends a vote “For” the election of Messrs. Davison, Fuqua, McMunn and Serkin as directors in Class II and Mr. Olivari as a director in Class III. To vote for these nominees, please vote by telephone or over the Internet, as described in the enclosed proxy card, or complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Additional information concerning the nominees and the directors, including pertinent information about particular experience, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director, appears below.

Nominees Standing for Election

William H. Davison, 67, Retired, Former Chairman of the Board, President and Chief Executive Officer of SunTrust Bank, East Central Florida, from 1987 until his retirement in September 2007. He began his career with SunTrust in 1977, holding various positions, including vice president, president and chief operating officer. Director (Class II) since 2007.

Mr. Davison is a graduate of Florida State University with a B.A. in Economics. During his banking career, he was involved in all facets of commercial and retail banking, including commercial and real estate lending. As President of SunTrust Bank, East Central Florida, he oversaw the banking operations of twenty-eight offices in Volusia and Flagler Counties, Florida. He has expertise in finance and loan underwriting. Mr. Davison is a member of the Daytona State College Board of Trustees. Mr. Davison serves as Chairman of our Governance Committee and is a member of our Compensation Committee.

Jeffry B. Fuqua, 65, President of Amick Construction, Inc., a highway, heavy construction, and land development company, since 1977. Director (Class II) since 2009.

Mr. Fuqua is a graduate of the University of Miami with a B.A. in philosophy and a minor in mathematics. He also received an M.S. and a Ph.D. in mathematics from the University of Miami. He is a past member of the Governing Board and past Chairman of the Greater Orlando Aviation Authority. Mr. Fuqua has extensive business and political contacts throughout the State of Florida. He is Vice Chairman of the Board of Directors of Old Florida Bancshares Inc. and Old Florida National Bank (formerly Liberty Bancorporation and Orlando National Bank). Mr. Fuqua has considerable expertise in land development and heavy construction. Mr. Fuqua is a member of our Governance Committee.

William H. McMunn, 64, President and Chief Executive Officer of the Company since 1999; Chairman of the Board of the Company from April 2008 to June 2009. Director (Class II) since 1999.

Mr. McMunn received his B.A. in Economics from Rollins College and an M.B.A. from Rollins in Business and Finance, and currently holds a Florida real estate broker license and a building contractor license. Mr. McMunn is the immediate Past Chairman of the Association of Florida Community Developers, an association of many of the largest developers and builders in Florida. Mr. McMunn currently serves as President and Chief Executive Officer of the Company. He has over 35 years of experience in all aspects of real estate development including site selection, permitting, master planning communities, development, construction, leasing, and sales. He directs all of our operations and manages implementation of our business plan. He has been and is responsible for the overall planning and sales of Company lands. Mr. McMunn joined the Company in 1990 as president of Indigo Development Inc., the Company’s real estate development subsidiary (now known as Indigo Development LLC). Mr. McMunn also serves in a leadership capacity on many business and civic board and associations, including the Association for Community Development, the Volusia County Association for Responsible Development, the Daytona Regional Chamber of Commerce, the Volusia Homebuilders Association, the CEO Business Alliance Inc., Team Volusia Economic Development and the Civic League of Volusia County.

William L. Olivari, 67, Certified Public Accountant and Partner, Olivari & Associates PA, since June 1984. Director (Class II) since 2008, and director nominee (Class III).

Mr. Olivari graduated from Hofstra University with a B.B.A. in accounting. Much of his accounting practice is devoted to the representation of real estate developers and building contractors. Besides his accounting practice, he has served as an expert witness in court proceedings on bond validations, business valuations, lost income, and business interruption. He is Chairman of the Board of the Commercial Bank of Volusia County, Inc., Chairman of East Coast Community Bank, Inc., past Chairman and current member of the board of directors of Daytona State College Foundation, past Chairman and current board member of the Halifax Community Health Foundation, Inc., and a past member of the Audit and Finance Committee of Halifax Community Health System, Inc. Mr. Olivari is Chairman of our Compensation Committee and a member of our Audit Committee.

Howard C. Serkin, 65, Chairman of Heritage Capital Group, Inc., an investment banking firm, since 1996. Appointed as a director in Class III in January 2010, and director nominee (Class II).

Mr. Serkin graduated from Georgia Tech. He also earned his M.S. in engineering and received his M.B.A. in finance from Harvard Business School. Mr. Serkin brings extensive finance and industry experience to the Board. He has served as Chairman of Heritage Capital Group, Inc., a regional investment banking firm, since 1996, and as a principal with Business Valuation, Inc., which provides financial consulting and valuation services, since 1994. He has worked as an investment banker for twenty years. Prior to that he served in various senior management positions with The Charter Company, an NYSE-listed conglomerate with revenues in excess of $5 billion and operations in insurance, energy and communications. Mr. Serkin also served as an Executive Vice President of Koger Properties, an NYSE-listed developer, owner and manager of over 13 million square feet of suburban office buildings and parks located throughout the southeast. He has also assisted in the reorganization and successful emergence from bankruptcy of three different companies.

Current Directors Not Standing for Election

John J. Allen, 58, President of Allen Land Group Inc., a Florida based commercial real estate brokerage company also involved in development, permitting and financial analysis, since 1994; President of Mitigation Solutions, Inc., a wetlands mitigation land bank, since 1995. Director (Class III) since 2009.

Mr. Allen is a graduate of Cornell University with a B.S. in Agricultural Economics. He serves as a Trustee of the University of North Florida Foundation and the Museum of Contemporary Art, Jacksonville, Florida. Prior to beginning his career in the real estate and commercial brokerage fields, he worked for Barnett Bank, Inc. in commercial lending and national corporate banking. He has been actively engaged in the development of a number of mixed-use projects throughout the northeast Florida market. Mr. Allen was responsible for the establishment of the first totally private wetland mitigation bank in Florida. Mr. Allen is a member of our Audit Committee.

Gerald L. DeGood, 68, Consultant since 1999; Former Partner, Arthur Anderson LLP from 1964 until his retirement in July 1999. Director (Class III) since 2004.

Mr. DeGood is a graduate of The Ohio State University with a B.S. in accounting. He has over 40 years of public accounting experience serving as engagement partner for numerous public company clients and on public offerings of securities, including initial public offerings. His accounting experience was primarily in the industries of real estate, construction, agribusiness, and manufacturing. He has other public company board experience, having formerly served as a director of Bairnco Inc., a provider of industrial and commercial products, until its acquisition in 2007. He meets the current standard of requisite financial management expertise as required by the NYSE Amex and is an audit committee financial expert as defined by the rules of the SEC. Mr. DeGood has served as Chairman of our Audit Committee since April 2004.

Linda Loomis Shelley, 59, Attorney and Shareholder in the law firm of Fowler White Boggs, P.A., since January 2001. Director (Class I) since 2008.

Ms. Shelley received her B.S. degree from the University of Florida and her J.D. from the University of Florida Levin College of Law. She chairs her firm’s business law department. Ms. Shelley is a member of the Board of Trustees of the University of Florida Law Center Association, is an active member of the Association of Florida Community Developers and Associated Industries of Florida, and serves on the Advisory Council for the Florida State University Conflict Resolution Consortium. She is a past member of the Board of Trustees of Florida Tax Watch. She has held several prominent positions in the government of the State of Florida, including General Counsel to Governor Bob Graham, Chief of Staff to Governor Lawton Chiles, and Secretary of the Department of Community Affairs, which has oversight of comprehensive land planning in Florida. The Board nominated Ms. Shelley as a director of the Company because of her extensive experience in the regulatory matters applicable to permitting and land development and numerous contacts with various governmental agencies. Ms. Shelley is a member of our Governance Committee.

A. Chester Skinner, III, 58, President of Skinner Bros. Realty Co., a Jacksonville, Florida-based real estate development firm since 1999. Mr. Skinner is a registered Florida real estate broker, licensed Florida general contractor (currently inactive), a certified commercial investment member of the National Association of Realtors, a member of the International Council of Shopping Centers, and past State and North Florida Chapter President of the National Association of Industrial and Office Parks. Director (Class I) since 2010.

Mr. Skinner is a graduate of the Georgia Institute of Technology with a B.S. in Industrial Management. He also attended the University of Florida, taking graduate courses in real estate and finance. Mr. Skinner has extensive experience in real estate development, investment, management, sales and leasing, and permitting and land entitlements. He has also had experience in land acquisitions, planning, design, and construction of business parks, office buildings, and office/warehouse projects. Mr. Skinner is a member of our Audit Committee.

William J. Voges, 56, Chairman of the Board of the Company since June 2009. Chief Executive Officer since 1996 and President and General Counsel from 1990 to 2011 of the Root Organization, a private investment company with diversified holdings including real estate. Director (Class III) since 2001.

Mr. Voges graduated from Stetson University with a B.A. degree in Business Administration. He received his J.D. from the Stetson University College of Law. He is a director of First Financial Corp., a public company listed on NASDAQ under the symbol THFF, and First Financial Bank, a wholly owned subsidiary. He previously served on the Boards of CypressCoquina Bank, First Florida Bank of Volusia County, Barnett Bank of Volusia/Flagler Counties and Costa Del Mar. He serves on Stetson University’s Family Enterprise Center Professional Board of Advisors. At the Root Organization, he is responsible for the oversight and management of a diversified financial portfolio. The Root Organization actively manages and develops real estate investments, including the leasing and property management of office buildings and shopping centers and other real estate investments.

Thomas P. Warlow, III, 67, President and Chairman of The Martin Andersen-Gracia Andersen Foundation, Inc., a charitable organization that provides grants for the purpose of public benefit in Central Florida, since 1998, and President and Chairman of Georgetown Enterprises, Inc., a Florida registered general contractor involved with development and construction in the Florida market since 1976. Director (Class I) since 2010.

Mr. Warlow is a graduate of Vanderbilt University with a B.E. in Civil Engineering. He is the former Chairman of the Orange County Road Advisory Board and the Orange County Underground Utility and Licensing Board. He has over forty-four years of experience in the general contracting and heavy construction business, including land development, engineering, planning, and construction. Mr. Warlow is a member of our Compensation Committee.

DIRECTOR COMPENSATION FOR 2010

In 2010, we provided the following annual compensation to non-employee directors:

Name	Fees Earned or Paid in Cash ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(1)	Total ($)
John C. Adams, Jr.(2).	23,000		6,465	29,465
John J. Allen	33,500		0	33,500
William H. Davison	43,250		0	43,250
Gerald L. DeGood	44,000		0	44,000
Jeffry B. Fuqua	33,500		0	33,500
Allen C. Harper(3)	37,250		0	37,250
John C. Myers, III(4)	500		0	500
William L. Olivari	41,500		0	41,500
Linda Loomis Shelley	31,000		0	31,000
A. Chester Skinner, III	22,500		0	22,500
William J. Voges	87,750	(5)	2,696	90,446
Thomas P. Warlow, III	22,250		0	22,250

(1)	Amounts consist of above-market earnings during fiscal 2010 on compensation that was deferred through fiscal 2010 under the Director Deferred Compensation Plan. Above-market earnings reflect the interest earned in excess of the interest that would have been earned at a rate equal to 120% of the applicable federal long-term rate (“AFR”). Earnings under the plan were calculated using an average rate of 6.44% and 120% of the AFR was 4.24%.
(2)	Member of the Board of Directors through April 28, 2010.
(3)	Resigned as a member of the Board of Directors on January 26, 2011.
(4)	Resigned as a member of the Board of Directors on January 4, 2010.
(5)	Includes $10,000 earned for service as Chairman of the Board in 2009 following the Board’s determination to increase the annual fee for service as Chairman retroactive to July 1, 2009.

Cash Compensation

Each non-employee director is paid an annual retainer of $15,000, payable quarterly, in compensation for service as a director, plus $1,500 for each board meeting attended. In addition, Mr. Voges, as Chairman of the Board, received an annual fee of $50,000, payable quarterly, retroactive to July 1, 2009. Members of the Board’s Executive Committee (which was eliminated in February 2010), Compensation Committee, and Governance Committee also received $1,000 for each committee meeting attended, and Audit Committee members received $1,500 for each committee meeting attended, except that the Chairmen of the Compensation and Governance Committees received $2,000 per meeting attended, and the Chairman of the Audit Committee received $4,000 for each committee meeting attended. For meetings via conference call, each director or committee member received $500 and the Chairman received $750. Mr. McMunn, our President and Chief Executive Officer, receives no director or committee member fees.

Director Deferred Compensation Plan

Under the Consolidated-Tomoka Land Co. Deferred Compensation Plan for Directors, amended and restated effective January 1, 2005 (the “Director Deferred Compensation Plan”), directors are eligible to defer receipt of all or a portion of their fees earned for service on the Board of Directors and its committees. Deferred compensation accrues interest annually at the before income tax equivalent average rate of return earned by us on our short-term investments, which was 6.44% in 2010. Participants will generally receive their funds in substantially equal annual installments over a 10-year period commencing after the director ceases to be a director. One director currently participates in the Director Deferred Compensation Plan.

CORPORATE GOVERNANCE AND COMMITTEES OF THE BOARD OF DIRECTORS

Corporate Governance Principles

Our Board is committed to responsible and effective corporate governance and regularly monitors developments in the area of corporate governance. On January 26, 2011, the Board adopted Corporate Governance Principles, which compile governance policies and procedures described in our governing documents, various charters and policies and memorialize other policies and principles that we follow. The Corporate Governance Principles discuss Board responsibilities, organization, composition, and qualification, address director compensation, and set forth guidance regarding the evaluation of our CEO and succession planning, among other matters. The Governance Committee is responsible for reviewing the Corporate Governance Principles annually. A copy of our Corporate Governance Principles is available in the Investor Relations section of our website (www.ctlc.com) and may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Independent Directors

The listing standards of the NYSE Amex (formerly the American Stock Exchange) require that we have a board of directors with at least a majority of independent directors. Our Board of Directors annually determines the independence of our directors based on these listing standards. No director is considered independent unless our Board has affirmatively determined that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. Generally, a director is not considered independent if the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain material relationships or affiliations with us, our external or internal auditors, or other companies that do business with us.

Our Board has determined that the following directors, who constituted a majority of the members of our Board of Directors, were independent as of December 31, 2010, pursuant to Section 803 of the NYSE Amex Company Guide:

• John J. Allen	• William L. Olivari
• William H. Davison	• Linda Loomis Shelley
• Gerald L. DeGood	• A. Chester Skinner, III
• Jeffry B. Fuqua	• William J. Voges
• Allen C. Harper	• Thomas P. Warlow, III

In determining Mr. Davison’s independence, our Board of Directors evaluated the relationship between Mr. Davison and SunTrust Bank, with whom we have a business relationship. Our Board considered that Mr. Davison retired as chairman, president and chief executive officer of SunTrust Bank, East Central Florida in 2007. Our Board also considered that Mr. Davison’s sole ongoing relationship with SunTrust is his service on a local SunTrust Advisory Board, which has no role in the affairs or operations of SunTrust Bank or policy-making function. The Advisory Board serves as a convenient forum for the exchange of ideas about local and industry economic trends with other local business and professional leaders. After considering these matters, the Board determined that Mr. Davison did not have a relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director.

In determining Mr. Olivari’s independence, our Board of Directors evaluated the relationship between Mr. Olivari and Halifax Community Health System, Inc. (the “Hospital”), which purchased land from us in 2003. Mr. Olivari was chairman of the Halifax Community Health Foundation Board (the “Foundation”) until January 2010 (and continues as a member of its board) and of the Audit and Finance Committee (the “Finance Committee”) of the Hospital until October 31, 2009. The Foundation is a charitable organization that raises funds to support the Hospital, and the Finance Committee is an advisory board of local professionals that reviews the

Hospital’s financials. The Foundation and the Finance Committee do not set Hospital policy and do not exercise any control over the day-to-day operations of the Hospital or its board, whose members are appointed by the Governor of Florida. In addition, Mr. Olivari was appointed to the Foundation board in July 2006 and to the Finance Committee in May 2006, more than two years after the Hospital’s construction obligations and our repurchase rights (which were partially exercised in 2009 and 2010) were memorialized in deed covenants, so he was not involved in the transaction on the Hospital’s behalf, nor could he participate in or review such transactions. Mr. Olivari has also agreed to and has recused himself from the consideration of or voting upon any actions concerning the Hospital. After considering these matters, the Board determined that Mr. Olivari did not have a relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director.

In determining Ms. Shelley’s independence, our Board of Directors considered the fact that in 2004 we retained the services of Fowler White Boggs P.A., the law firm at which Ms. Shelley is a shareholder, in connection with a permit from the Army Corps of Engineers, and confirmed that Ms. Shelley was not involved in this matter. Also, in 2003 our now-former Senior Vice President—General Counsel and Assistant Secretary served on a countywide water committee (not directly related to our business) that used the services of Fowler White Boggs P.A., and Ms. Shelley participated in a few of those meetings. Our Board also considered the business relationship between Ms. Shelley and John C. Myers, III, who resigned from our Board on January 4, 2010. In the past, Ms. Shelley advised the Reinhold Corporation (“Reinhold”) pertaining to a tract of land owned by Reinhold. Mr. Myers is the Reinhold’s Executive Chairman of the Board. Reinhold is wholly owned by The Reinhold Family Trust, with which Mr. Myers was affiliated. After considering these matters, the Board determined that Ms. Shelley did not have a relationship that would interfere with the exercise of independent judgment in carrying out her responsibilities as a director.

In determining Mr. Voges’ independence, our Board of Directors considered the employment of Mr. Voges with the Root Organization, which is a family owned organization that owns several real estate projects in Volusia County as a portion of its holdings. On several occasions the Governance Committee and the Board’s independent directors, with the assistance of independent counsel to the independent directors, reviewed the potential for any business or professional conflict between Mr. Voges’ employment with the Root Organization and his responsibilities to the Company. Our Board of Directors also considered the fact that an employee of a subsidiary of Brown & Brown, Inc., which provides insurance services to the Company, became Mr. Voges’ son-in-law in August 2008 and that his son-in-law has no involvement in or interest in the relationship between Brown & Brown, Inc. and the Company. After considering these matters, including an interview with Mr. Voges with the Governance Committee and multiple reviews by the independent directors in executive session without Mr. Voges’ presence, the Board determined that Mr. Voges did not have a relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director.

Our Board also determined that director nominee Mr. Serkin is independent under the listing standards of the NYSE Amex.

Our independent directors hold a formal meeting following each Board of Directors meeting, separate from management and non-independent directors.

Director Attendance at Meetings

During 2010, our Board of Directors held four regularly scheduled meetings and seven special meetings. All members of the Board of Directors attended more than 75% of all of the meetings of the Board and all committees on which they served during 2010.

Our policy is to encourage members of the Board of Directors to attend the Annual Meeting of Shareholders. Ten directors attended the 2010 Annual Meeting of Shareholders.

Audit Committee

The Audit Committee, which held six meetings in 2010, assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent auditor, our systems of internal controls over financial reporting established by management and the Board, and our auditing, accounting and financial reporting processes generally. KPMG LLP, our independent auditor for our fiscal year ended December 31, 2010, reported directly to the Audit Committee.

The Audit Committee acts under a written charter adopted by the Board of Directors, which was amended February 17, 2010. The current charter of the Audit Committee is available in the Investor Relations section of our website (www.ctlc.com). A copy of this charter may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Mr. DeGood is the Chairman of the Audit Committee and Mr. Allen, Mr. Olivari and Mr. Skinner are members of the Audit Committee. The Board of Directors has determined that all members of the Audit Committee are independent under the listing standards of the NYSE Amex and Rule 10A-3 promulgated under the Securities Exchange Act of 1934. All Audit Committee members possess the level of financial literacy required by the listing standards of the NYSE Amex. Mr. DeGood, as Chairman of the Audit Committee, meets the current standard of requisite financial management expertise as required by the NYSE Amex and is an “audit committee financial expert” as defined by rules adopted by the Securities and Exchange Commission.

The Audit Committee has adopted Policies and Procedures for Complaints and Concerns Regarding Accounting, Internal Accounting Controls, and Auditing Matters to enable confidential and anonymous reporting to the Audit Committee. Any person who has a concern or complaint regarding such matters may notify the Audit Committee by sending an e-mail to GLDegood@msn.com or by submitting the complaint by certified return receipt letter to: Gerald L. DeGood, 27187 Old Spring Lake Road, Brooksville, Florida 34602.

Compensation Committee

The Compensation Committee, which held six meetings in 2010, assists the Board of Directors in discharging its responsibilities relating to the compensation of our chief executive officer and other officers and key employees, reviews and discusses with management our “Compensation Discussion and Analysis” set forth below, and administers the 2010 Equity Incentive Plan. The Compensation Committee may form, and delegate its authority to, subcommittees when appropriate.

The Compensation Committee has primary responsibility for determining our compensation philosophy and recommending to the Board of Directors the approval of compensation for the named executive officers. The full Board of Directors (other than Mr. McMunn) aids the Compensation Committee by providing annual recommendations regarding the performance of Mr. McMunn, our President and Chief Executive Officer. Mr. McMunn provides annual recommendations regarding the compensation of the other named executive officer and all other officers and managers whose annual total compensation exceeds $75,000.

In addition, the Compensation Committee has the sole authority to hire, and to dismiss, a compensation consultant. In early 2010, Towers Watson was engaged by the Compensation Committee to continue its review of the 2010 Equity Incentive Plan, which was approved by shareholders at the 2010 Annual Meeting.

The Compensation Committee acts under a written charter adopted by the Board of Directors, which was amended January 26, 2011. The current charter of the Compensation Committee is available in the Investor Relations section of our website (www.ctlc.com). A copy of this charter may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Mr. Olivari is the Chairman of the Compensation Committee, and Mr. Davison and Mr. Warlow are members of the Compensation Committee. The Board of Directors has determined that all members of the Compensation Committee are independent under the listing standards of the NYSE Amex.

Governance Committee

The Governance Committee, which held five meetings during 2010, was formed to perform the functions of a nominating committee and recommends to the Board individuals who are qualified to become members of the Board (based on criteria approved by the Committee) and nominees for the Board for annual meetings of the shareholders.

The Governance Committee operates under a formal charter, which was amended on October 28, 2009, that governs its duties and standards of performance. The current charter of the Governance Committee is available in the Investor Relations section of our website (www.ctlc.com). A copy of this charter may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Mr. Davison is the Chairman of the Governance Committee, and Mr. Fuqua and Ms. Shelley are members of the Governance Committee. The Board of Directors has determined that all members of the Governance Committee are independent under the listing standards of the NYSE Amex.

Consideration of Director Nominees

The Governance Committee will consider recommendations from shareholders for nominations for candidates for membership on the Board of Directors. To recommend a candidate to the Governance Committee, shareholders should submit recommendations in writing to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809. A nominating recommendation must be accompanied by the following information concerning each recommending shareholder: (a) the name and address, including telephone number, of the recommending shareholder; (b) the number of our shares owned by the recommending shareholder and the time period for which such shares have been held; (c) if the recommending shareholder is not a shareholder of record, a statement from the record holder of the shares verifying the holdings of the shareholder and a statement from the recommending shareholder of the length of time that the shares have been held (alternatively, the shareholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the shareholder, together with a statement of the length of time that the shares have been held); and (d) a statement from the shareholder as to whether the shareholder has a good faith intention to continue to hold the reported shares through the date of our next annual meeting of shareholders.

In addition, a nominating recommendation must be accompanied by the following information concerning the proposed nominee: (a) the name, business address, and residence address of the proposed nominee; (b) the principal occupation or employment of the proposed nominee; (c) the class or series and number of shares of our capital stock, if any, which are owned beneficially and of record by the proposed nominee; and (d) any other information regarding the proposed nominee that would be required to be included in a proxy statement or other filings required to be made in connection with the solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, had the proposed nominee been nominated by the Board of Directors. The nominating recommendation must also describe all relationships between the proposed nominee, his immediate family, and the recommending shareholder, including management of any corporate shareholder, and any agreements or understandings between the recommending shareholder and the nominee regarding the nomination. The recommending shareholder must furnish a statement supporting its view that the proposed nominee possesses the minimum qualifications prescribed by the Committee for nominees, and briefly describing the contributions that the nominee would be expected to make to the Board and to our governance. The statement should include whether, in the view of the shareholder, the nominee, if elected, would represent all shareholders and not serve for the purpose of advancing or favoring any particular shareholder or other constituency of the Company. The nominating recommendation must be accompanied by the consent of the proposed nominee to be interviewed by the Governance Committee (and the recommending shareholder must furnish the proposed nominee’s contact information for this purpose), and, if nominated and elected, to serve as a director. If a recommendation is submitted by a group of two or more shareholders, the information regarding recommending shareholders must be submitted with respect to each shareholder in the group. Director candidates recommended by shareholders in accordance with these procedures will be evaluated and considered by the Governance Committee in the same manner as it evaluates other proposed nominees.

In addition to recommending nominees for consideration to the Governance Committee, shareholders may also directly propose nominees for consideration at an annual meeting of our shareholders. The requirements and procedures to be followed by shareholders wishing to directly nominate a director at our annual meeting are discussed under “Shareholder Proposals” on page 42 of this proxy statement.

The Governance Committee has established specific, minimum qualifications that must be met by a Committee-recommended nominee. Under these criteria, a majority of the Board should be independent under the listing standards of the NYSE Amex. In addition, a nominee should demonstrate high ethical standards and integrity in his or her personal and professional dealings and be willing to act on and remain accountable for boardroom decisions; should have the ability to provide wise, thoughtful counsel on a broad range of issues; should be financially literate; should be willing to listen and be open to the consideration of other opinions, as well as have the ability to effectively communicate his or her own ideas; should be committed to seeking exceptional performance of the Company, both in absolute terms and relative to its peers; and should have the ability to commit sufficient time and attention to our activities.

Prior to identifying and evaluating nominees for director, the Governance Committee assesses the size and membership of the Board and determines whether any vacancies are to be expected. In the event of any vacancies, the Committee considers potential candidates for director, which may come to the Committee’s attention through current Board members, shareholders, professional search firms, or other persons. In addition to the specific, minimum qualifications described above, the Committee seeks to ensure that the Board as a whole will possess the following specific qualities or skills: expertise in management or oversight of financial accounting and control; a record of making sound business decisions; cognizance of current general management trends and “best practices;” relevant knowledge specific to the industries in which we operate; ability and willingness to motivate and require high-performance by management; capability of questioning, approving, and monitoring our strategic plans, and providing insight and directional focus; a knowledge of the geographic area in which we operate and relationships within the local communities in that area which would be beneficial to us; and experience on the boards of other public companies. The Committee meets to review and report to the Board on possible candidates for membership and annually recommends a slate of nominees to the Board with respect to nominations for the Board at the Annual Meeting of Shareholders.

The Committee believes that its criteria and desired qualities and skills lead to nominees with a broad diversity of experience, skills, and backgrounds. The Committee does not assign specific weights to its criteria and no specific quality or skill is applicable to all prospective nominees. The Committee has no policy regarding diversity but does not discriminate against nominees on any basis proscribed by law.

Majority Voting for Directors

In October 2010, our Board amended our Bylaws to change the voting standard for the election of our directors in uncontested elections from a plurality standard to a majority voting standard. In contested director elections, the plurality standard will apply, which means the nominees receiving the greatest numbers of votes will be elected to serve as directors. An uncontested election for directors is an election where the number of properly nominated directors does not exceed the number of director positions to be filled. A majority of the votes cast means that the number of shares voted “For” a director nominee must exceed the number of votes cast “Against” that director nominee.

If an incumbent director nominee does not receive a greater number of “For” votes than “Against” votes, he or she must promptly tender his or her resignation to the Board following certification of the vote, which resignation will be effective upon acceptance by the Board.

The Governance Committee will consider the resignation offer and recommend to our Board the action to be taken. Our Board shall take action within 90 days following certification of the vote, unless such action would cause us to fail to comply with any applicable stock exchange listing requirement or any rule or regulation promulgated under the Securities Exchange Act of 1934, as amended, in which event our Board shall take action as promptly as practicable while continuing to meet such requirement, rule or regulation. Our Board also will promptly publicly disclose its decision and the reasons therefor. If our Board does not accept the resignation, the nominee will continue to serve until the next annual meeting for the year in which his or her term expires and until his or her successor shall be duly elected and qualified, or until his or her prior resignation, death or removal. If our Board accepts the resignation, then our Board, in its sole discretion, may fill any resulting vacancy.

The election of directors at the Annual Meeting is an uncontested election and thus the majority voting standard applies.

Codes of Ethics

We have adopted a Code of Ethics for Principal Executive Officers and Senior Financial Officers, violations of which may be reported to the Audit Committee. We will provide a copy of this code to any person upon request and without charge. Any such request should be made in writing to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

We have adopted a Code of Business Conduct and Ethics that includes provisions ranging from legal compliance to conflicts of interest. All employees and directors are subject to this code.

Communication with the Board of Directors

Shareholders and other individuals may communicate with the Board of Directors by writing to the Board of Directors, c/o Corporate Secretary, Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Policies and Procedures for Approval of Related Party Transactions

The Board of Directors has adopted a written Related Party Transactions Policy and Procedures establishing guidelines with respect to the review, approval, and ratification of Related Party Transactions. The policy applies to any transaction in which we are a participant, any related party has a direct or indirect interest and the amount involved exceeds $120,000. The Audit Committee will review the material facts of all related party transactions that require approval and either approve or disapprove of the entry into the transaction. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Certain Relationships and Related Transactions

The Company purchases insurance policies through Brown & Brown, Inc., the insurance agency that brokers these purchases. The son-in-law of John C. Adams, Jr., who served as a director of the Company through April 28, 2010, is employed by Brown & Brown and has served as the account executive for the policies we purchase through Brown & Brown since January 1999. In fiscal 2010 we paid to Brown & Brown premiums aggregating $512,055, and Mr. Adams’ son-in-law received a portion of the commission earned by Brown & Brown, which totaled $70,079. We believe that the premiums and the terms of the insurance policies purchased were at market rates and on market terms. The Audit Committee has ratified these transactions under its Related Party Transactions Policy and Procedures.

Board Leadership Structure

We have adopted, as part of the charter of the Governance Committee, a policy that the Chairman of the Board be an independent director. The Chairman is appointed by the non-management directors annually. Mr. Voges, an independent director, serves as the Chairman of the Board.

Board Role in Risk Oversight

The Board has an active role in overseeing risk management. The Board regularly reviews information regarding our liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements. The Audit Committee inquires of management and our independent auditor about significant risks or exposures and assesses the steps management has taken to minimize such risks. While these committees are responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is informed through committee reports about such risks.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

As of March 1, 2011, the following shareholders were beneficial owners of more than 5% of the outstanding shares of our common stock. The information below is as reported in filings with the Securities and Exchange Commission. We are not aware of any other beneficial owner of more than 5% of the shares of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Blackrock, Inc.(1)	375,797	6.6%
40 East 52nd Street New York, NY 10022
Third Avenue Management LLC(2)	525,900	9.2%
622 Third Avenue, 32nd Floor New York, NY 10017
Wintergreen Advisers, LLC, et. al.(3)	1,543,075	27.0%
333 Route 46 West, Suite 204 Mountain Lakes, NJ 07046

(1)	The amount shown and the following information is derived from a Schedule 13G/A filed by Blackrock, Inc. (“Blackrock”), reporting beneficial ownership as of December 31, 2010. According to Schedule 13G/A Blackrock has sole voting and sole dispositive power over 375,797 shares.
(2)	The amount shown and the following information is derived from a Schedule 13G filed by Third Avenue Management LLC (“TAM”), reporting beneficial ownership as of December 31, 2010. According to Schedule 13G TAM has sole voting power and sole dispositive power over 525,900 shares. AIC Corporate Fund has the right to receive dividends from, and the proceeds from the sale of, 9,900 of the shares reported by TAM; Third Avenue Real Estate Value Fund has the right to receive dividends from, and the proceeds from the sale of, 500,500 of the shares reported by TAM; Third Avenue Real Estate Value Fund UCITS has the right to receive dividends from, and the proceeds from the sale of, 5,700 of the shares reported by TAM; and various separately managed accounts for whom TAM acts as investment advisor have the right to receive dividends from, and the proceeds of the sale of, 9,800 of the shares reported by TAM.
(3)	The amount shown and the following information is derived from a Schedule 13D/A filed by Wintergreen Advisers, LLC (“Wintergreen”), reporting beneficial ownership as of November 23, 2010. According to Schedule 13D/A Wintergreen Fund, Inc. (“Fund”) beneficially owns 777,024 shares, Wintergreen Partners Fund, LP (“Partners Fund”) beneficially owns 391,114 shares, Wintergreen Partners Offshore Master Fund, Ltd. (“Master Fund”) beneficially owns 213,762 shares, and Renaissance Global Markets Fund (“Global Fund”) beneficially owns 161,175 shares. Wintergreen, as sole investment manager of Fund, Partners Fund, Master Fund and Global Fund may be deemed to beneficially own the 1,543,075 shares beneficially owned by Fund, Partners Fund, Master Fund and Global Fund, and Wintergreen has shared voting and dispositive power with respect to these 1,543,075 shares.

Security Ownership of Directors, Director Nominees, and Executive Officers

The following table contains information at March 1, 2011, on the beneficial ownership of the shares of our common stock for each director and director nominee, each “named executive officer,” and by all of our directors, director nominees and executive officers as a group, and the percentage of the aggregate of such shares to all of the outstanding shares of our common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership						Percent of Class
	Sole		Shared		Total
John J. Allen	3,900		22,100		26,000		*
William H. Davison	200		—		200		*
Gerald L. DeGood	494		—		494		*
Jeffry B. Fuqua	600		—		600		*
William H. McMunn	76,000	(1)	58,587		134,587	(1)	2.3%
William L. Olivari	900		200		1,100		*
Howard C. Serkin	—		—		—		*
Linda Loomis Shelley	200		—		200		*
A. Chester Skinner, III	2,000		—		2,000		*
Bruce W. Teeters	53,455	(2)	—		53,455	(2)	*
William J. Voges	4,520	(3)	489	(4)	5,009	(3)(4)	*
Thomas P. Warlow, III	—		—		—		*
Directors, Director Nominees, and Executive Officers as a Group (12 persons)	142,269	(5)	81,376		223,645	(5)	3.8%

*	Less than 1%.
(1)	Includes 76,000 shares subject to options that are currently exercisable within 60 days of March 1, 2011.
(2)	Includes 30,400 shares subject to options that are currently exercisable within 60 days of March 1, 2011.
(3)	Includes 120 shares held in the William J. Voges Revocable Trust and 120 shares held in the Robert L. Voges Trust UTA December 15, 1997, for the benefit of Robert J. Voges, the brother of Mr. Voges, for which Mr. Voges serves as trustee.
(4)	Includes 200 shares held jointly with his wife, for which Mr. Voges does not have voting power.
(5)	Includes 106,400 shares subject to options that are currently exercisable within 60 days of March 1, 2011.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This section provides an overview and analysis of the material elements of our compensation program and policies during the 2010 fiscal year for the following individuals, referred to throughout this proxy as our “named executive officers:”

•	William H. McMunn, President and Chief Executive Officer

•	Bruce W. Teeters, Senior Vice President—Finance and Treasurer

Following this section is a series of tables containing specific information pertaining to the compensation earned in 2010 by the named executive officers. The discussion below is intended to put the information contained in the tables into context with our overall compensation program.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to attract and retain executive officers by aligning their interests with those of our shareholders. This program has been structured to motivate executive officers to achieve performance goals established by the Board and to create long-term allegiance to us. The executive compensation program rewards executive officers for achievement of annual and long-term goals, based on their individual performance and their contribution to overall Company performance.

Our executive compensation philosophy is intended to balance annual performance incentives through salary and bonuses with rewards for long-term performance through an equity incentive plan, which is currently intended to be focused on grants of performance-based restricted stock, and pension plan contributions. We endeavor to provide an executive compensation program that:

•	will reward enhanced long-term shareholder value;

•	is competitive;

•	will stimulate actions that contribute to improvement in our operating and financial results;

•	will attract well-qualified executives who have the ability and desire to implement our strategy for achieving annual and long-term performance goals;

•	will motivate executives to achieve Company and individual performance goals set by us; and

•	will create long-term allegiance to us.

Role of the Compensation Committee and Executive Officers in Compensation Decisions

The Compensation Committee has primary responsibility for determining our compensation philosophy and recommending to the Board of Directors the approval of compensation for the named executive officers. While the Compensation Committee reviews the total compensation paid to each of the named executive officers, it views each element of our executive compensation program to be distinct. We have not adopted any formal or informal policy for allocating executive compensation between annual and long-term or between cash and non-cash. The Compensation Committee makes these allocation decisions each year based on recent performance, goals, and objectives.

The full Board of Directors (other than Mr. McMunn) aids the Compensation Committee by providing annual recommendations regarding the performance of Mr. McMunn, our President and Chief Executive Officer. Mr. McMunn provides annual recommendations regarding the performance and compensation of the other named executive officer and all other managers whose total annual compensation exceeds $75,000.

In 2008, the Compensation Committee engaged an independent consultant, Towers Perrin, a global professional services firm, to perform a comprehensive review, including benchmarking and peer company comparisons, of our entire executive compensation program, including base salaries, bonuses and incentive compensation, benefit plans and arrangements, and equity and option granting practices. A comparative compensation assessment prepared by Towers Perrin was reviewed by the Compensation Committee in evaluating and establishing 2009 executive compensation. In 2009, the Compensation Committee retained independent consultant Watson Wyatt (subsequently re-named Towers Watson following a merger with Towers Perrin), a global professional services company, to assist the Compensation Committee in developing our new long-term incentive plan, and to conduct a review of market and annual long-term incentive award levels for our named executive officers. In early 2010, Towers Watson continued its review of the 2010 Equity Incentive Plan, which was approved by our shareholders at the 2010 Annual Meeting. In late 2010 Mercer was engaged by the Compensation Committee to prepare the stock valuation calculation for restricted stock awards granted under the 2010 Equity Incentive Plan in September 2010.

Executive Compensation Elements

Base Salary. The base salaries of the named executive officers are set annually in January following a review of the prior year’s performance of the normal responsibilities associated with the named executive’s job description. While we do not benchmark base salaries against any particular peer group, we endeavor to establish base salaries that are competitive with similar positions in our geographic location. We reviewed the Towers Perrin compensation study, which was based on the Watson Wyatt Worldwide 2007/2008 Top Management Compensation Calculator, which evaluates jobs, not incumbents. With respect to cash compensation (base salary plus cash bonus), the study indicated that our cash compensation for the named executive officers was generally in line with the median cash compensation amount of a comparative sample group. The comparative sample group used for these purposes consisted of companies with comparable business operations and relative size. Towers Perrin identified seven companies as potential peers. The Company analyzed publicly available information to determine earnings per share (“EPS”) performance and competitive compensation of the executive officers of these companies. These companies were:

Alico Inc.	Bresler & Reiner Inc.
California Coastal Communities Inc.	Homefed Corp.
Pope Resources	Tejon Ranch Co.
Thomas Properties Group Inc.

The following four companies are included in the peer group performance chart found in our Form 10-K filing:

Avatar Holdings Inc.	California Coastal Communities Inc.
Maxxam Inc.	Oakridge Holdings Inc.

Historically, the Compensation Committee has evaluated individual performance of named executive officers based on our EPS in the prior year and the individual’s contribution to our performance. In evaluating individual performance, the Compensation Committee also considers any additional duties or responsibilities assumed by the individual during the prior year, individual contribution to any new strategies developed and adopted by the Company, individual contribution to our public image, the individual’s leadership and motivation skills, and any significant actions by the individual that have had a positive effect on long-term shareholder value. The ten companies listed above were used in the Company’s EPS peer group performance evaluation. The Compensation Committee analyzed the total mix of available information on a qualitative, not quantitative, basis in determining base salary.

In January 2011, the Compensation Committee performed a qualitative review of each named executive officer’s performance during 2010 that was based on the Compensation Committee’s subjective judgment, which took into account a divergence of opinions on Mr. McMunn’s performance based on the individual evaluations by directors, and determined that Mr. McMunn’s overall performance was satisfactory. Mr. McMunn, as President and Chief Executive Officer of the Company, is responsible for overseeing our overall operations. The small net loss we reported for 2010 affected the satisfactory performance evaluation. The elements of individual performance by Mr. McMunn that were considered included his key leadership positions in forming two new significant economic development organizations: Team Volusia, a county-wide public organization, and the CEO Business Alliance, a private organization comprised of five chief executive officers, including Mr. McMunn as a director and its chief executive officer. Also, the Committee considered that Mr. McMunn’s oversight of our activities resulted in maintaining low debt levels compared with our peers in the real estate industry and his continuing oversight of a road construction agreement using Federal stimulus funds reduced our capital investment an additional $570,000.

Mr. Teeters’ performance was reviewed based in part on the overall performance of the Company and his contributions as Chief Financial Officer, as well as on his accomplishments directing real estate activities. The elements of Mr. Teeters’ individual performance that were considered included his role in: negotiating lease extensions for two key income properties (a Tallahassee CVS store and the Daytona Beach Barnes & Noble store); negotiating new leases for the Mason Commerce Center, bringing occupancy from 13% to over 80%; negotiating a new credit agreement; obtaining a renewed extension from the IRS for reinvestment of Section 1033 funds resulting in a cash savings of $1.5 million; and instituting a cost segregation study to accelerate depreciation resulting in a $1.0 million income tax refund for the Company.

The Committee considered that both Mr. McMunn and Mr. Teeters continue to be proactive in their interaction and communications with both elected and appointed officials at the city, county, and state levels to protect the Company from restrictive regulations, preserve entitlements, and position the Company to maximize financial results to shareholders in future years. The Company’s strategy to invest in free-standing, substantially credit tenant net-lease properties executed by Mr. McMunn and Mr. Teeters continues to sustain cash flow. This strategy has positioned the Company to avoid selling Company land at deep discounted prices. Significant land use amendments were accomplished during 2010, which improved the density and intensity for approximately 2,000 acres of Company land west of Interstate 95, significantly increasing the long-term value of those lands. Mr. McMunn and Mr. Teeters are responsible for the development and execution of the Board-approved business plan adopted in 2000, a strategy that has enabled the Company to remain financially strong and positioned to enhance shareholder value for the long-term.

In January 2011, the Compensation Committee determined that no salary increases would be recommended to the Board for either Mr. McMunn or Mr. Teeters.

Cash Bonus. On April 28, 2010, the Board adopted and approved, following the recommendation of the Compensation Committee, the Consolidated-Tomoka Land Co. Annual Executive Cash Bonus Plan (the “Cash Bonus Plan”). The purpose of the Cash Bonus Plan is to create a mutuality of interest between management and the Company’s shareholders through a bonus structure designed to reward actions that will increase long-term shareholder value.

The Cash Bonus Plan performance criteria are designed to incentivize those management actions that best serve the short and long-term interest of the shareholders, as determined by goals and objectives set annually by the Board. Any discretionary awards will be based on the subjective evaluation and recommendation of the Compensation Committee to the full Board.

In the first quarter of each plan year, the Board, upon the recommendation of the Compensation Committee, will determine the potential bonus pool, adopt specific annual goals related to each criteria, approve a list of plan participants, and establish the potential bonus award (“PBA”) for a 100 percent rating. Maximum PBA payouts are limited to up to 100% of base annual salary for the Chief Executive Officer (“CEO”), up to 50% of base annual salary for any other executive officers, up to 40% of base annual salary for vice presidents, and up to 30% of base annual salary for managers. The Chairman of the Board will annually make bonus recommendations to the Compensation Committee on the performance of the CEO under the plan, and the CEO will make bonus recommendations to the Compensation Committee as to all other plan participants. The Compensation Committee will review these recommendations and make its recommendations to the Board for final approval.

The performance criteria to be used under the Cash Bonus Plan are:

•

Annual EPS: The Compensation Committee will evaluate annually actual EPS performance compared to the EPS target goal set by the Board. Performance awards will be based on the percentage achievement of the annual targeted EPS goal. To earn a 15% EPS bonus award the Company must achieve a minimum EPS of 75% of the annual goal prorated up to a 20% award for achieving 100% or more of the EPS goal.

•

Self-Development: The Compensation Committee will annually evaluate each participant’s performance in meeting self-development target goals. Performance awards can range from zero up to a maximum of 20% of the PBA.

•

Risk Management: The Compensation Committee will annually evaluate management’s overall performance in all areas of risk management including monitoring current debt, cash flow, project costs, budgets and other targeted goals. Performance awards can range from zero up to a maximum of 20% of the PBA.

•

Long-Term Asset Value Enhancement: At the beginning of each plan year, the Compensation Committee will establish goals for actions by management that are intended to enhance long-term asset value. The Compensation Committee will annually evaluate management’s achievement of these goals, and its other actions that enhance or preserve long-term asset value. Performance awards can range from zero to a maximum of 20% of the PBA.

•

Executive Leadership: The Compensation Committee will annually evaluate management’s overall external and internal leadership performance. Performance awards can range from zero up to a maximum of 20% of the PBA

Each performance criterion will comprise one-fifth of each participant’s total PBA, or such other percentage as determined at the beginning of the plan year by the Compensation Committee. At the end of the plan year, the Compensation Committee will rate each participant’s performance in relation to each of the criteria. The cumulative score for each participant will be multiplied by the PBA to determine the individual’s bonus. The Compensation Committee may, with the approval of the Board, increase or decrease an individual participant’s award.

The following commentary sets forth the performance goals under the Cash Bonus Plan established for 2010 by the Compensation Committee and results achieved for the plan year.

•

Annual EPS: The target net income goal was set at $1,000,000, plus sufficient earnings to fund the Company’s annual dividends, cost of bonus awards, and the cost accrual under the 2010 Equity Incentive Plan. A second earnings goal was to improve golf operations profitability by 15%. Neither of these goals was achieved.

•

Self-Development: Two goals were established for 2010. The first goal was to obtain governmental approvals to enable the Company to commence horizontal construction for Phase I of Williamson Professional Park. Although the approvals were in process at December 31, 2010, with final approvals expected in the first half of 2011, achievement of this goal was considered to be 50%. A second goal was to achieve a leased space target of 50% at Mason Commerce Center. This significant goal was exceeded with executed leases exceeding 80% of the space.

•

Risk Management: Two goals in the performance area were established for debt management. The first debt management goal was to negotiate a new, acceptable line of credit agreement by the second quarter of 2010. An agreement was executed on March 29, 2010. The second debt management goal was to limit borrowing on the line of credit to $11,650,000 or less. Maximum borrowing for 2010 was $9,480,000. Both debt management goals were achieved. We provided support for and participated in efforts to defeat state and local legislation and regulations, such as proposed Amendment 4 to the Florida Constitution, which were not in the best interest of the Company. Amendment 4 was defeated and no other state or local legislation that was expected to be detrimental to the Company progressed to adoption.

•

Long-Term Asset Value Enhancement: A goal was to create long-term value by obtaining improved comprehensive plan amendments for up to 5,000 acres, which contributed to the maximization of land values and shareholder returns. In 2010 comprehensive plan amendments were obtained for 2,000 acres, improving the intensity and density of future development. A second land use goal was to obtain relief from the requirements of the Company’s LPGA Development of Regional Impact. This goal was not achieved, but is in process for completion in 2011. A third goal was to modify and/or develop new strategies to take advantage of changing market conditions. During 2010, several leases were renegotiated or entered into with favorable terms and Federal stimulus funding was identified to significantly reduce the Company’s obligations for construction of the Dunn Avenue extension. Following the relocation of Florida Hospital Memorial Center to Company lands, targeted marketing strategies were aimed at medical office users located near the old hospital to encourage their relocation.

•

Executive Leadership: Goals were set to continue senior management’s involvement and leadership in key local business, civic, and non-profit boards to promote a positive corporate image and to take a leadership role in forming a new public county-wide economic development entity named Team Volusia. Both goals were achieved with the additional creation of a private economic development entity, CEO Business Alliance, which is headed by our chief executive officer and president, Mr. McMunn. Support of local and state candidates sympathetic to Company objectives was a goal achieved by both personal and financial participation. Senior management continued their goal of providing effective leadership and motivation to all employees. A final goal of enhancing relations with the Company’s top twenty shareholders was partially achieved with additional efforts to be pursued.

In January 2011, the Compensation Committee met and reviewed the overall performance of the Company with respect to goals under the Cash Bonus Plan and, based on the overall performance of the Company, determined that no bonuses would be paid for fiscal 2010.

Equity Compensation. In 2010 the Compensation Committee, after consulting with Watson Wyatt in connection with its engagement, developed a new long-term incentive plan, the Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan, which was adopted by the Board on February 18, 2010 and approved by the shareholders at the 2010 annual meeting. Awards under the 2010 Equity Incentive Plan will be approved by the Compensation Committee. The 2010 Equity Incentive Plan provides the Compensation Committee flexibility to design compensatory awards that are responsive to the Company’s needs. Subject to the terms of the 2010 Plan, the Compensation Committee has the discretion to determine the terms of each award. Awards under the 2010 Equity Incentive Plan may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares and performance units. Employees of the Company and its subsidiaries and nonemployee directors may be selected by the Compensation Committee to receive awards under the 2010 Equity Incentive Plan.

The maximum number of shares as to which stock awards may be granted under the 2010 Equity Incentive Plan is 210,000 shares. Stock awards other than stock options and stock appreciation rights will be counted against the 2010 Equity Incentive Plan maximum in a 1.41-to-1 ratio. This reserved share amount is subject to adjustments by the Compensation Committee as provided in the 2010 Equity Incentive Plan for stock splits, stock dividends, recapitalizations and other similar transactions or events. Shares of common stock issued under the 2010 Equity Incentive Plan may be shares of original issuance, shares held in Treasury or shares that have been reacquired by the Company. No participant may receive awards during any one calendar year representing more than 50,000 shares of common stock. In no event will the number of shares of common stock issued under the plan upon the exercise of incentive stock options exceed 210,000 shares. These limits are subject to adjustments by the Compensation Committee as provided in the 2010 Equity Incentive Plan for stock splits, stock dividends, recapitalizations and other similar transactions or events.

The Board and the Compensation Committee intend that the 2010 Equity Incentive Plan will be the primary vehicle for providing long-term compensation to and retention of its named executive officers and other key managers. The Compensation Committee currently intends that awards under the 2010 Equity Incentive Plan will be in the form of grants of restricted stock with performance-based vesting conditions. The Compensation Committee has approved the following performance-based vesting conditions for restricted stock grants:

•	The vesting of shares generally will be based on the performance of our stock price and our dividends to shareholders during the three-year or five-year period following the date of grant.

•

The total shareholder return of our stock during the performance period will be measured and compared to the total shareholder return of companies in a peer group established by reference to the Dow Jones US Real Estate Total Stock Market Index.

•

Our total shareholder return and the total shareholder return for each company in the peer group will be calculated based on the change in each company’s stock price, plus any dividends paid, divided by the beginning stock price for each company.

•

Once our percentile rank is determined it will then be used to determine the number of the shares awarded that will actually vest, if any, according to a graduated vesting schedule. The vesting schedule for these awards is as follows:

Company’s Weighted Average Percentile Rank	Percent of Restricted Shares to Vest
75th and above	100%
70th	90
65th	80
60th	70
55th	60
50th	50
45th	42.5
40th	35
35th	27.5
30th	20
25th	12.5
Below 25th	0

We believe that restricted stock with performance-based vesting conditions combines the best attributes of both stock-based incentives and performance goals based on our returns to shareholders relative to those of other real estate companies. These grants provide the perceived value of restricted stock awards and align the financial interests of participants with shareholders by promoting stock price appreciation and dividends.

No grants were made to our named executive officers under the 2010 Equity Incentive Plan in 2010 or for 2010 performance, because the 2010 Equity Incentive Plan is intended to award long-term performance and the Compensation Committee determined that awards to Messrs. McMunn and Teeters were not appropriate in light of the plan’s objectives.

Pension Plan. We maintain the Retirement Plan for Employees of Consolidated-Tomoka Land Co. (the “Pension Plan”), a defined benefit pension plan for the benefit of our employees, including the named executive officers. Benefits are based upon an employee’s cumulative years of service and average compensation for the five most highly-compensated years during the employee’s final 10 years of employment. The benefit formula generally provides for a life annuity benefit. We believe that this plan recognizes employees’ long-term performance on our behalf and motivates employees to remain with us.

401(k) Plan. Employees (including the named executive officers) may participate in our 401(k) plan, a tax-qualified retirement plan maintained to provide the opportunity to further provide for retirement through tax-deferred employee contributions. The 401(k) plan permits eligible employees to defer compensation up to the maximum limit set annually by the Internal Revenue Service, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable in the 401(k) Plan. We make a safe harbor contribution of 3% of annual compensation for all eligible employees, which is immediately vested and subject to limitations imposed by the Internal Revenue Code. Under the terms of the plan the executive officers do not qualify for a 3% matching contribution by the Company, so no matching contributions have been made on behalf of the named executive officers.

Deferred Compensation. Under the Consolidated-Tomoka Land Co. Deferred Compensation Plan for Officers and Key Employees, amended and restated effective January 1, 2005 (the “Executive Deferred Compensation Plan”), the named executive officers are eligible to defer receipt of all or a portion of their cash compensation. The deferred compensation accrues interest annually at the before income tax equivalent average rate of return earned by us on our short-term investments, which was 6.44% in 2010. Participants will receive their funds in annual installments over a period of not more than 10 years, unless the participant elects an alternate form of payment, such as a lump sum payment, at the time of commencement of participation in the plan, with payment generally commencing in March of the year following the year in which retirement or termination of employment occurs, but not earlier than six months after retirement or termination of employment for any executive officer. The Executive Deferred Compensation Plan allows participants to save for retirement in a tax-effective manner at minimal cost to us.

Health and Welfare Benefits. We provide to each named executive officer, and all full time employees, medical and dental insurance coverage as well as long-term disability and life insurance. Dependent coverage is paid by the employee.

We have a current policy regarding post-retirement benefit programs for certain healthcare and life insurance benefits for eligible retired employees. All full-time employees become eligible to receive a life insurance benefit up to a maximum of $5,000 if they retire after reaching age 55 with 20 or more years of service, and this program is non-contributory. The retired employee will also receive a supplemental Medicare benefit if he or she retires at age 65 with 20 or more years of service. Retirees in Volusia County, Florida, must enroll in the local Florida Health Care Plan, a Federally qualified HMO, and we pay up to $25 of their monthly premium. Retired employees in Highlands County, Florida received a supplemental Medicare policy for which we pay up to $120 per month. The portion of the post-retirement supplemental Medicare benefit premium that we pay is contributory with retiree contributions adjusted annually as the premiums change.

Perquisites. We provide named executive officers with a paid club membership at the LPGA International Golf Courses, based on the belief that the use of such facilities in the course of their employment is in our interest and will further our business purposes. The officers pay for their non-business related restaurant expenses at the LPGA International. Named executive officers are also provided with an automobile, including gasoline and vehicle maintenance. The named executive officers pay for their personal use of their vehicles.

Other Matters

Stock Ownership. Stock ownership guidelines for the named executive officers have not been adopted.

Hedging Policy. Employees and directors, or any designee of such employee or director, are not permitted to purchase financial instruments that are designed to hedge or offset any decrease in the market value of our equity securities that have been granted to the employee or director by us as part of the employee’s or director’s compensation or that are directly or indirectly held by the employee or director.

Employment Agreements. We do not have employment agreements with any employees, including the named executive officers.

Severance Benefits. None of our employees, including the named executive officers, have a severance agreement. However, all full-time employees of the Company may qualify to participate under the Company’s broad-based severance policy.

Agreement with Mr. McMunn. Mr. McMunn will be retiring as our President and Chief Executive Officer of the Company as of December 31, 2011, and in connection with his retirement, we entered into an agreement with Mr. McMunn that is further described on page 33 below.

Vesting of unexercised stock options. Each option holder’s individual grant agreement or agreements entered into pursuant to the 2001 Stock Option Plan provide that all unvested stock options and tandem SARs become vested upon the occurrence of a change in control.

Tax and Accounting Implications

Deductibility of Executive Compensation. The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. Based on current levels of compensation, no executive officer is expected to receive compensation for 2010 or 2011 services that would be non-deductible under Section 162(m). Accordingly, the Compensation Committee has not considered any revisions to its policies and programs in response to this provision of law.

Nonqualified Deferred Compensation. Effective January 1, 2005, Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the law with respect to the timing of deferral elections, timing of payments and certain other matters. In general, we intend to design and administer our compensation and benefits plans and arrangements for all of our employees so that they are either exempt from, or satisfy the requirements of, Section 409A. We believe we are currently operating such plans in compliance with Section 409A. Pursuant to final regulations issued by the Internal Revenue Service, we amended our deferred compensation plans in 2007 for formal compliance with Section 409A.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2010. Submitted by the Compensation Committee: William L. Olivari, Chairman, William H. Davison, and Thomas P. Warlow, III.

Summary Compensation Table for 2008-2010

The following table summarizes the compensation of our named executive officers for the fiscal years ended December 31, 2008, December 31, 2009 and December 31, 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(2)	All Other Compensation ($)(3)	Total ($)
William H. McMunn President and Chief Executive Officer	2010 2009 2008	294,816 294,816 294,816	— — —	— 296,861 549,827	89,910 81,711 76,327	16,992 16,812 17,131	401,718 690,200 938,101
Bruce W. Teeters Senior Vice President-Finance and Treasurer	2010 2009 2008	255,900 255,900 255,900	— — —	— 118,745 219,931	71,491 150,330 100,809	12,671 12,417 12,486	340,062 537,392 589,126

(1)	Amounts consist of both the aggregate grant date fair value of stock options awarded and the aggregate grant date fair value of tandem SARs granted pursuant to the 2001 Stock Option Plan computed in accordance with FASB ASC Topic 718 (formerly, FAS 123R) as follows: 2009 valuation – Mr. McMunn, $192,960 (stock options) and $103,901 (tandem SARs), and Mr. Teeters, $77,184 (stock options) and $41,561 (tandem SARs); and 2008 valuation – Mr. McMunn, $357,388 (stock options) and $192,439 (tandem SARs), and Mr. Teeters, $142,955 (stock options) and $76,976 (tandem SARs). See Note 9 (Stock Option Plan) in the Notes to Consolidated Financial Statements included in the our Annual Report on Form 10-K for the year ended December 31, 2010, for the relevant assumptions used to determine the valuation of stock option and tandem SAR awards. These amounts reflect our accounting for these stock option and tandem SARs and do not correspond to the actual values that may be recognized by the named executive officers. These stock options have exercise prices of $33.16 for grants made in 2009 and $55.25 for grants made in 2008, while our stock price on March 1, 2011 was $33.50.
(2)	Amounts consist of above-market earnings during fiscal 2010, fiscal 2009 and fiscal 2008 on compensation that was deferred prior to January 1, 2011, January 1, 2010, and January 1, 2009, respectively, under the Executive Deferred Compensation Plan, and the change in the actuarial present value of the named executive officer’s earned benefit under our Pension Plan as follows: during fiscal 2010 – Mr. McMunn, $77,957 (change in pension value) and $11,953 (above-market earnings), and Mr. Teeters, $66,034 (change in pension value) and $5,457 (above-market earnings); during fiscal 2009 – Mr. McMunn, $70,067 (change in pension value) and $11,644 (above-market earnings), and Mr. Teeters, $145,014 (change in pension value) and $5,316 (above-market earnings); and during fiscal 2008 – Mr. McMunn, $63,964 (change in pension value) and $12,363 (above-market earnings), and Mr. Teeters, $95,138 (change in pension value) and $5,671 (above-market earnings).
(3)	These amounts reflects life insurance premiums paid by us for term life insurance, LPGA Golf Club membership fees and use of a Company vehicle as follows during fiscal 2010 – Mr. McMunn, $1,247.00 (life insurance), $3,600.00 (LPGA fees) and $12,145.00 (vehicle), and Mr. Teeters, $1,321.00 (life insurance), $3,600.00 (LPGA fees) and $7,750.00 (vehicle).

Grants of Plan-Based Awards for 2010

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
		Threshold($)	Target($)	Maximum($)
William H. McMunn	April 28, 2010	—	—	294,816
Bruce W. Teeters	April 28, 2010	—	—	127,950

(1)	This reflects the maximum payment amounts that named executive officers were eligible to receive under the Cash Bonus Plan for 2010, depending on performance against the metrics described in “Compensation Discussion and Analysis—Executive Compensation Elements—Cash Bonus” above. There are no minimum or target payment amounts specified under the Cash Bonus Plan. As set forth in “Compensation Discussion and Analysis—Executive Compensation Elements—Cash Bonus” above, because the earnings target under the Cash Bonus Plan for 2010 was not met, no cash bonuses were paid for 2010 performance.

Outstanding Equity Awards at Fiscal Year-End for 2010

The following table sets forth certain information with respect to all unexercised stock options previously awarded to the named executive officers as of December 31, 2010.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
William H. McMunn	4,000	0	20.12	1/22/2013
	8,000	0	31.64	1/28/2014
	12,000	0	42.87	1/26/2015
	16,000	4,000	67.27	1/25/2016
	12,000	8,000	77.24	1/24/2017
	8,000	12,000	55.25	4/23/2018
	4,000	12,000	33.16	1/28/2019
Bruce W. Teeters	1,600	0	20.12	1/22/2013
	3,200	0	31.64	1/28/2014
	4,800	0	42.87	1/26/2015
	6,400	1,600	67.27	1/25/2016
	4,800	3,200	77.24	1/24/2017
	3,200	4,800	55.25	4/23/2018
	1,600	4,800	33.16	1/28/2019

(1)	Stock options become exercisable in five equal annual installments beginning on the first anniversary of the grant date, with full exercisability upon a change in control. They remain exercisable until they expire ten years from the date of grant, subject to earlier expiration following termination of employment. Subject to such earlier expiration or accelerated exercisability, 20% of the stock options granted on January 25, 2006 became exercisable on January 25, 2011; 20% of the stock options granted on January 24, 2007 became exercisable on January 24, 2011 and 20% of such stock options will become exercisable on January 24, 2012; 20% of the stock options granted on April 23, 2008 will become exercisable on each of April 23, 2011, April 23, 2012 and April 23, 2013, respectively; and 20% of the stock options granted on January 28, 2009 became exercisable on January 28, 2011 and 20% of such stock options will become exercisable on each of January 28, 2012, January 28, 2013 and January 28, 2014, respectively. Tandem SARs were granted with each stock option award.

Pension Benefits for 2010

We maintain two programs to provide retirement income to eligible employees and the named executive officers: our 401(k) plan (a tax-qualified retirement plan) and the Pension Plan. The following table sets forth benefits that named executive officers have accumulated under the Pension Plan.

Name(1)	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)
William H. McMunn	Retirement Plan for Employees of Consolidated- Tomoka Land Co.	19	738,173
Bruce W. Teeters	Retirement Plan for Employees of Consolidated- Tomoka Land Co.	30	1,266,654

(1)	The named executive officers are both fully vested under the Pension Plan.
(2)	See Note 7 (Pension Plan) in the Notes to Consolidated Financial Statements included in the our Annual Report on Form 10-K for the year ended December 31, 2010 for the relevant assumptions used to determine the present value of each named executive officer’s accumulated benefit under the Plan.

All employees who have attained the age of 21 and completed one year of service participate in the Pension Plan. Pension benefits are accrued annually in an amount equal to 1.2% of the employee’s final average earnings up to their covered compensation line plus 1.8% of the employee’s final average earnings in excess of their covered compensation line multiplied by the employee’s years of credited service to a maximum of 35 years. An employee’s “covered compensation line” equals the average of their actual past social security wage bases for the 35 calendar years preceding the employee’s social security retirement age. An employee’s “final average earnings” is the employee’s average annual compensation for the five consecutive years of highest earnings during the final ten consecutive years of employment. The elements of compensation considered in this determination include all earnings that make up the employee’s social security wage base, as limited by federal law.

The benefit formula generally provides for a life annuity or joint annuity benefit. The benefits for the named executive officers shown above are not payable in a lump sum. If the employee chooses to receive their pension payments as a joint benefit, a reduced pension benefit will be payable to the employee for life, and, if the employee dies first, 50% or more of the benefit will be payable to the joint payee for the rest of his or her life. The employee may also choose a social security adjustment benefit option where, if the employee retires before age 65, the employee receives a higher benefit before social security payments are expected to begin, and smaller payments thereafter, or the single life annuity, where a pension payment will be payable to the employee for life. All of the named executive officers are currently eligible for early retirement under the Pension Plan based on the early retirement age of 55 thereunder. If an employee retires early, the employee’s accrued pension will be reduced to reflect the longer period over which the employee will receive pension benefits.

During 2010, we made a contribution of $380,681, all of which related to the 2010 plan year. We make periodic employer contributions in conformance with minimum funding requirements and maximum deductible limitations. See Note 7 (Pension Plan) in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

Nonqualified Deferred Compensation for 2010

The table below sets forth information regarding the named executive officers’ current earnings on deferred compensation under the Executive Deferred Compensation Plan.

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Balance at Last Fiscal Year-End ($)(2)
William H. McMunn	0	34,991	578,327
Bruce W. Teeters	0	15,974	264,016

(1)	Amounts include above-market earnings reported in the Summary Compensation Table above for the fiscal year 2010 under the column entitled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” as follows: Mr. McMunn, $11,953 and Mr. Teeters, $5,457. Above-market earnings reflect the interest earned in excess of the interest that would have been earned at a rate equal to 120% of the AFR. Earnings under the plan were calculated using an average rate of 6.44% and 120% of the AFR was 4.24%.
(2)	Amounts shown in this column include amounts previously reported as compensation in the Summary Compensation Table for previous years, as follows: Mr. McMunn, $85,960 and Mr. Teeters, $16,444.

Under the Executive Deferred Compensation Plan, our named executive officers and key employees may elect to defer receipt of all or a portion of their cash compensation until such time as the participant ceases to be an officer or key employee. The deferred compensation accrues interest annually at the before income tax equivalent average rate of return earned by us on our short-term investments, which was 6.44% in 2010. Participants will receive their funds in annual installments over a period of not more than 10 years, unless the participant elects an alternate form of payment at the time of commencement of participation in the plan, with payment generally commencing in March of the year following the year in which retirement or termination of employment occurs, but not earlier than six months after retirement or termination of employment.

Potential Payments Upon Termination or Change in Control

We entered into an agreement with Mr. McMunn on February 8, 2011, in connection with his retirement as our President and Chief Executive Officer as of December 31, 2011. We agreed to provide benefits to him that consist of a one-time lump sum early retirement incentive payment of $158,747 plus reimbursement for any unused vacation days, health coverage premiums pursuant to COBRA for the eight month period beginning January 1, 2012 and ending August 31, 2012, and title to his company furnished automobile. In addition, Mr. McMunn agreed to waive and generally release all claims against us. The agreement also provided that we could extend Mr. McMunn’s effective date of retirement and continue to employ Mr. McMunn to June 30, 2012, in order to facilitate the transition to a new chief executive officer, and, commencing on his effective date of retirement, Mr. McMunn will render consulting and strategic advisory services for a period of twelve months for $12,500 per month or until he is earlier terminated pursuant to the agreement.

We do not have any other employment agreements, change in control agreements, or severance agreements with any of our executive officers. Benefits payable upon termination of a named executive officer include benefits accrued under the Pension Plan, described under “Pension Plan” above, and deferred compensation and earnings thereon, described under “Deferred Compensation” above. Upon a change in control, deferred compensation and earnings thereon would be distributed in accordance with the Executive Deferred Compensation Plan, stock options and tandem SARs would become fully vested pursuant to the 2001 Stock Option Plan, and awards granted pursuant to the 2010 Equity Incentive Plan may become fully vested, in the discretion of the Compensation Committee.

Under the Executive Deferred Compensation Plan, a change of control shall be deemed to have occurred if:

•	as a result of any transaction, another person or entity acquires our voting stock in an aggregate amount so as to enable that person or entity to exercise more than 50% of our voting power;

•	an unrelated person or entity acquires all or substantially all of our assets; or

•

upon the consummation of a merger or consolidation to which we are a party, our voting stock outstanding immediately prior to consummation of the merger or consolidation is converted into cash or securities possessing less than 50% of the voting power of the surviving corporation.

Under the 2001 Stock Option Plan, a change of control occurs when:

•

any person or group, other than one of our subsidiaries or one of our or our subsidiaries’ employee benefit plans, becomes the beneficial owner of 50% or more of our outstanding voting shares and our other outstanding voting securities that are entitled to vote generally in the election of our directors;

•

individuals who, as of the effective date of the Plan, constitute the Board (“Incumbent Board”) cease for any reason to constitute a majority of the members of the Board; provided that any individual who becomes a director after the effective date whose election or nomination for election by our shareholders was approved by a majority of the members of the Incumbent Board shall be deemed to be members of the Incumbent Board; or

•

approval by our shareholders of a merger, reorganization, consolidation or similar transaction (any of the foregoing, a “Merger”) as a result of which the persons who were the respective beneficial owners of the outstanding common stock immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of, respectively, the outstanding voting shares and the combined voting power of the voting securities resulting from such merger in substantially the same proportions as immediately before such Merger; or a plan of liquidation or a plan or agreement for the sale or other disposition of all or substantially all of our assets.

Under the 2010 Equity Incentive Plan, a change of control occurs when:

•

any person or group, other than one of our subsidiaries or one of our or our subsidiaries’ employee benefit plan (or any related trust), becomes the beneficial owner of 50% or more of our outstanding voting shares and other outstanding voting securities that are entitled to vote generally in the election of directors; or

•

approval by our shareholders and consummation of a merger, reorganization, consolidation or similar transaction (any of the foregoing, a “Merger”) as a result of which the persons who were the respective beneficial owners of the outstanding Common Stock and/or the Voting Securities immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of, respectively, the outstanding voting shares and the combined voting power of the voting securities resulting from such merger in substantially the same proportions as immediately before such Merger; or a plan of liquidation or a plan or agreement for the sale or other disposition of all or substantially all of our assets.

The following table sets forth the benefit that would have been realized by each named executive officer pursuant to the Pension Plan and Executive Deferred Compensation Plan as of December 31, 2010, if the officer had retired or been terminated on that date, and the benefit that would have been realized by each named executive officer pursuant to the Executive Deferred Compensation Plan and for outstanding stock options and tandem SARs as of December 31, 2010, if a change in control had occurred on such date:

Name	Benefit	Change in Control ($)		Retirement or Termination ($)
William H. McMunn	Unvested Stock Option Awards	0	(1)(2)	—
	Pension Plan Benefit	—		738,173
	Deferred Compensation	578,327		578,327

	Total	578,327		1,316,500

Bruce W. Teeters	Unvested Stock Option Awards	0	(1)(2)	—
	Pension Plan Benefit	—		1,266,654
	Deferred Compensation	264,016		264,016

	Total	264,016		1,530,670

(1)	Because the exercise price of all unvested stock options awarded and unvested tandem SARs granted pursuant to the our 2001 Stock Option Plan exceeds the closing market price per share of our stock on December 31, 2010, no amount would have been realized as of such date for the unvested stock options and tandem SARs.
(2)	Values are calculated as if a change in control had taken place on December 31, 2010, using the closing market price per share of our stock on that date of $28.90.

Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us. In addition, the Compensation Committee believes that the mix and design of the elements of compensation do not encourage employees to assume excessive risks because (1) as a real estate business, we do not face the same level of risks associated with compensation for employees at financial services (traders and instruments with a high degree of risk) or technology companies (rapidly changing markets) and (2) as described in our Compensation Discussion and Analysis, compensation decisions include subjective considerations, which restrain the influence of formulae or objective factors on excessive risk taking.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent auditors, our systems of internal controls over financial reporting established by management and the Board, and our auditing, accounting, and financial reporting processes generally.

Among other things, the Audit Committee contracts with the independent auditors to audit our financial statements; inquires as to the independence of the auditors, and obtains at least annually the auditors’ written statement describing their independent status; meets with the independent auditors, with and without management present, to discuss their examination, their evaluation of our internal controls, and the overall quality of our financial reporting; and investigates any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, as deemed necessary by the Audit Committee.

In connection with the preparation and filing of our Annual Report on Form 10-K for the year ended December 31, 2010:

(1) The Audit Committee reviewed and discussed the audited financial statements with management.

(2) The Audit Committee discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended.

(3) The Audit Committee discussed with the independent auditors the auditors’ independence and received the written disclosures and the letter from the independent auditors as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee regarding independence.

(4) The Audit Committee reviewed and discussed with management and the independent auditors our audited financial statements for the year ended December 31, 2010, and reports on the effectiveness of internal controls over financial reporting contained in our Annual Report on Form 10-K for the year ended December 31, 2010, including a discussion of the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010. The Audit Committee also has appointed, and requested shareholder ratification of the appointment of, KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Submitted by the Audit Committee: Gerald L. DeGood, Chairman, John J. Allen, A. Chester Skinner, III, and William L. Olivari.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

The Audit Committee has appointed KPMG LLP to serve as our independent registered public accounting firm for the current fiscal year ending December 31, 2011. KPMG LLP also served as our independent registered public accounting firm for our fiscal year ended December 31, 2010. Representatives of KPMG are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Although applicable law does not require shareholder ratification of the appointment of KPMG LLP to serve as our independent registered public accounting firm, our Board has decided to ascertain the position of our shareholders on the appointment. If the shareholders fail to ratify the appointment of KPMG LLP, our Audit Committee will reconsider the appointment. Even if the selection is ratified, our Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our shareholders.

This proposal will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes will have no effect on this proposal. Shares represented by executed proxies on proxy cards will be voted, if specific instructions are not otherwise given, for the ratification of KPMG LLP as our independent registered public accounting firm.

Our Board of Directors recommends a vote “For” the ratification of KPMG LLP as our independent registered public accounting firm.

Auditor Fees

Historically, we have entered into three-year agreements with our independent auditors to promote continuity and efficiency. The most recent three-year agreement covers the 2008, 2009 and 2010 audits.

The following table represents aggregate fees billed by KPMG LLP for professional services for fiscal 2010 and 2009, by category as described in the notes to the table. All fees were pre-approved by the Audit Committee.

	2010	2009
	$	$
Audit Fees(1)	169,000	166,000
Audit-Related Fees	-0-	-0-
Tax Fees(2)	50,335	37,700
All Other Fees	-0-	-0-

(1)	Aggregate fees billed for professional services rendered by KPMG LLP for the audit of our annual financial statements, review of interim financial statements included in our Quarterly Reports on Form 10-Q and other services normally provided in connection with our statutory and regulatory filings or engagements by year.
(2)	Aggregate fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning, including preparation of tax forms, including federal and state income tax returns, and income tax consulting services.

Pre-approval Policy

The Audit Committee has adopted a Pre-approval Policy (the “Policy”) governing the pre-approval of all audit and non-audit services performed by the independent auditor in order to ensure that the performance of such services does not impair the auditor’s independence.

According to the Policy, the Audit Committee will annually review and pre-approve the audit services that may be provided by the independent auditor and the fees to be paid for those services during the following year, and may from time-to-time review and pre-approve audit-related services, tax services and all other services to be provided by the independent auditor. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. For pre-approval, the Audit Committee will consider whether the service is consistent with the SEC’s rules on auditor independence, as well as whether the independent auditor is in the best position to provide the service for reasons such as its familiarity with our business, people, culture, accounting system, risk profile and other factors. All such factors will be considered as a whole, with no single factor being determinative.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require separate pre-approval by the Audit Committee.

Requests or applications to provide services that require pre-approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer and must include (1) a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence, and (2) with respect to each proposed pre-approved service, detailed back-up documentation regarding the specific service to be provided. Requests or applications for services to be provided by the independent auditor that do not require separate approval by the Audit Committee will be submitted to the Treasurer and will include a description of the services to be rendered. The Treasurer will determine whether such services are included within the list of services that have previously received the pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.

PROPOSAL 3: PROPOSED AMENDMENT TO THE AMENDED AND RESTATED

ARTICLES OF INCORPORATION TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

Background. Our Amended and Restated Articles of Incorporation and Bylaws currently provide for a division of the Board of Directors into three classes, with directorships apportioned among the classes so as to maintain the classes as nearly equal in number as possible, and where directors of the same class are elected for three-year terms. The Board believes that this structure has promoted long-term focus, stability, continuity and experience, enhanced independence and protection of shareholder value in a potential takeover situation.

At the 2009 annual meeting of shareholders, Wintergreen presented a shareholder proposal requesting that our Board take the steps necessary to amend our Articles of Incorporation and Bylaws to declassify our Board and require that all directors stand for election annually, providing that the Board declassification be completed in a manner that would not affect the unexpired terms of the previously-elected directors. This non-binding proposal was approved by our shareholders, receiving 77.9% of the votes cast.

At the 2010 annual meeting our Board, on the recommendation of the Governance Committee, recommended to our shareholders that they vote in favor of amending our Amended and Restated Articles of Incorporation to eliminate the classified Board structure and provide for the annual election of all directors. This amendment was not approved by our shareholders because it received the affirmative vote of holders of 72.9% of the outstanding shares entitled to vote, which did not meet the 85% vote required to approve the amendment under our Amended and Restated Articles of Incorporation.

Wintergreen has again presented a shareholder proposal requesting that our Board take the steps necessary to amend our Articles of Incorporation and Bylaws to declassify our Board and require that all directors stand for election annually.

In light of the shareholder vote at the 2009 annual meeting and evolving governance practices, our Board, on the recommendation of the Governance Committee, has again determined to recommend to our shareholders that they vote in favor of amending our Amended and Restated Articles of Incorporation to eliminate the classified Board structure and provide for the annual election of all directors.

Amendment to Articles of Incorporation. If this proposal is approved, Article V Section (b) of our Amended and Restated Articles of Incorporation will be amended to reflect that all directors will be elected annually beginning at the 2014 annual meeting. The directors to be elected at the 2011 annual meeting will be elected to serve a full three-year term. The directors to be elected at the 2012 annual meeting and the directors to be elected at the 2013 annual meeting will be elected to serve a one-year term; all directors will stand for election at the 2014 annual meeting and at each annual meeting thereafter.

If this proposal is approved, the proposed amendments will become effective upon filing articles of amendment with the Florida Department of State, which we intend to do promptly following the Annual Meeting if this proposal receives the required shareholder approval. Our Board will also amend our Bylaws to conform to the new Board structure following shareholder approval and filing of the articles of amendment.

Vote Required. Our Amended and Restated Articles of Incorporation require the affirmative vote of the holders of at least 85% of the outstanding shares entitled to be voted on this matter for this proposal to be approved.

The text of Article V Section (b) as it is proposed to be amended (and reflecting changes from the current Article V Section (b)) is attached to this proxy statement as Appendix A.

Our Board of Directors recommends a vote “For” this proposal.

PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

The Company is providing its shareholders with the opportunity to cast an advisory vote on executive compensation. The Company requests shareholder approval of the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, which includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables.

As an advisory vote, this proposal is not binding upon the Company or our Board. However, the Board and the Compensation Committee, who are responsible for designing and administering the Company’s executive compensation program, value the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Vote Required. This proposal will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

Our Board of Directors recommends a vote “For” this proposal.

PROPOSAL 5: ADVISORY VOTE ON FREQUENCY OF

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As described in Proposal 4 above, the Company’s shareholders are being provided the opportunity to cast an advisory vote on the Company’s executive compensation program. The advisory vote on executive compensation described in Proposal 4 above is referred to as a “say-on-pay vote.”

This Proposal 5 affords shareholders the opportunity to cast an advisory vote on how often the Company should include a say-on-pay vote in its proxy materials for future annual shareholder meetings. Under this Proposal 5, shareholders may vote to have the say-on-pay vote every year, every two years or every three years.

The Company believes that say-on-pay votes should be conducted every year so that shareholders may annually express their views on the Company’s executive compensation program. At the 2010 annual meeting the Company’s shareholders were provided with the opportunity to advise the Board as to whether the Company should conduct an annual say-on-pay vote beginning with the 2011 annual meeting, and this proposal received over 90% support from shareholders.

As an advisory vote, this proposal is not binding upon the Company or our Board. However, the Board will consider the outcome of the vote when determining whether to include a say-on-pay vote in proxy materials for future shareholder meetings.

Our Board of Directors recommends a vote of “every year” or “one year” (as opposed to every two years or every three years) on this proposal.

OTHER MATTERS

Our Board of Directors does not intend to bring any other matters before the Annual Meeting, and except as described in this proxy statement, it is not aware of any other matters that will or may be properly presented at the Annual Meeting by others. The deadline under our Bylaws for any shareholder proposal not discussed in this proxy statement to be properly presented at the Annual Meeting has passed. If any other matters are properly brought before the Annual Meeting, however, the persons named in the accompanying proxy card will vote the shares for which we have received proxies in accordance with their best judgment.

We received timely notice from Wintergreen of its intention to bring a shareholder proposal before the Annual Meeting. However, under Rule 14a-4I(2) promulgated under the Securities Exchange Act of 1934, we may exercise our discretion to vote on this shareholder proposal. Wintergreen’s shareholder proposal is to propose that we declassify our Board and require that all directors stand for election annually. We believe that our Proposal 3 is substantially similar to Wintergreen’s proposal. Accordingly, if properly presented at the Annual Meeting, we will exercise our discretionary authority to vote by voting against approval of Wintergreen’s shareholder proposal.

Because we believe our Proposal 3 is substantially similar to Wintergreen’s shareholder proposal we will not present Wintergreen’s proposal if it is not introduced at the Annual Meeting by Wintergreen.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers, and persons who beneficially own more than 10% of our common stock to file with the Securities and Exchange Commission (“SEC”) and the NYSE Amex initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock. Directors, executive officers, and beneficial owners of more than 10% of our common stock are required by SEC rules to furnish us with copies of all such reports. To our knowledge, based solely upon a review of the copies of such reports furnished to us and written representations from directors and executive officers that no other reports were required, we believe that all reports required under Section 16(a) were timely filed during the fiscal year ended December 31, 2010 except as follows: Mr. Bruce Teeters filed a delinquent Form 4 on December 14, 2010 to report the sale of 200 shares by his spouse on November 29, 2010.

SHAREHOLDER PROPOSALS

Inclusion of Proposals in our Proxy Statement and Proxy Card under the SEC Rules

Shareholders are hereby notified that if they wish a proposal to be included in our proxy statement and form of proxy relating to the 2012 Annual Meeting of Shareholders, a written copy of their proposal must be received at our principal executive offices no later than November 26, 2011. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in our proxy materials.

Advance Notice Requirements for Shareholder Submission of Nominations and Proposals

Required Timing

In addition, our Bylaws provide that, for any shareholder proposal or director nomination to be properly presented at the 2012 Annual Meeting of Shareholders, whether or not also submitted for inclusion in our proxy statement, we must receive written notice of the matter not less than 150 days nor more than 210 days prior to the first anniversary of the date of the preceding year’s annual meeting. Thus, to be timely, the written notice of a shareholder’s intent to make a nomination for election as a director or to bring any other matter before the 2012 Annual Meeting of Shareholders must be received by our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809 no earlier than September 30, 2011 and no later than November 29, 2011. Further, any proxy granted with respect to the 2012 Annual Meeting of Shareholders will confer on management discretionary authority to vote with respect to a shareholder proposal or director nomination if notice of such proposal or nomination is not received by our Corporate Secretary within the timeframe provided above.

Required Shareholder Information

Each such written notice must contain, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal of other business is made: (i) the name and address of such shareholder, as they appear on our stock transfer books, and the name and address of such beneficial owner; (ii) the class or series and number of our shares owned beneficially and of record by such shareholder and such beneficial owner; (iii) the date or dates upon which such shareholder acquired ownership of such shares; and (iv) a representation that the shareholder is a holder of record of our capital stock, entitled to vote at such meeting, and that such shareholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

Required Director Nominee Information

With respect to each person whom the shareholder proposes to nominate for election as a director (a “proposed nominee”), the shareholder shall provide: (i) the name, business address an residence address of the proposed nominee; (ii) the principal occupation or employment of the proposed nominee; (iii) the class or series and number of our shares, if any, owned beneficially and of record by the proposed nominee; (iv) any other information regarding each proposed nominee proposed by such shareholder as would be required to be included in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors; (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or other acting in concert therewith, on the other hand; and (vi) the written consent of each proposed nominee to serve as a director if so elected. In addition, to be eligible to be a nominee for election or reelection as a director, the prospective nominee, or someone acting on such prospective nominee’s behalf, must deliver (in accordance with any applicable time periods prescribed for delivery of notice described herein) to our secretary at our principal executive offices a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request).

A copy of our Bylaws is available as an exhibit to a Form 8-K we filed with the Securities and Exchange Commission on October 28, 2010. A nomination or proposal that does not supply adequate information about the nominee or proposal, and the shareholder making the nomination or proposal, will be disregarded.

ANNUAL REPORT

Our Annual Report to Shareholders for the fiscal year ended December 31, 2010, accompanies this proxy statement. Additional copies may be obtained by writing to us at P.O. Box 10809, Daytona Beach, Florida 32120-0809. Our Annual Report and proxy statement are also available on our website at www.ctlc.com.

Appendix A

PROPOSED AMENDMENT TO ARTICLE V OF THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

CONSOLIDATED-TOMOKA LAND CO.

New language is indicated by underlining, and deletions are indicated by strike-throughs.

Proposal 3: Proposed Amendment to the Amended and Restated Articles of Incorporation to Provide for the Annual Election of Directors

Article V (Directors): subsection (b) (Classes) shall be amended and restated in its entirety to read as follows:

(b)	~~Classes: The board of directors shall be divided into three classes: Class I, Class II and Class III. The terms of office of the initial Class I and Class II directors, and the Class III directors elected at the~~ Terms: At the 2011 annual meeting of shareholders ~~in 1994, shall expire at the times of the annual meetings of the~~, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2014 annual meeting of shareholders ~~as follows—— Class I in 1995, Class II in 1996 and Class III in 1997—— or thereafter in each case when their respective~~and until such directors’ successors are elected and qualified. ~~At each annual election held after 1994, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed and~~ Commencing at the 2012 annual meeting of shareholders, directors shall be elected annually for terms of one year, except that any director in office at the 2012 annual meeting whose term expires at the annual meeting of shareholders in 2013 or 2014 (a “Continuing Classified Director”) shall continue to hold office until the end of the term for which such director was elected and until such director’s successor is elected and qualified. At each annual meeting of shareholders after the terms of all Continuing Classified Directors have expired, all directors shall be elected for ~~a term~~terms expiring at the ~~time of the third succeeding~~next annual meeting of shareholders~~, or thereafter in each case when their respective~~ and until such directors’ successors are elected and ~~qualify. The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.~~qualified. Any vacancy occurring in the board of directors may be filled by a majority of the directors then in office. A new directorship resulting from an increase in the number of directors shall be construed to be a vacancy. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall ~~be of the same class and~~ have the same remaining term as that of the predecessor.

A-1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held April 27, 2011. This proxy statement and a copy of our 2010 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, are available at http://ctlc.com/2011_proxy.html.

▼ TO DELIVER YOUR PROXY BY MAIL, PLEASE DETACH PROXY CARD HERE ▼

P R O X Y	CONSOLIDATED-TOMOKA LAND CO.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Consolidated-Tomoka Land Co., a Florida corporation, hereby appoints William H. McMunn and Bruce W. Teeters, each or either of them, with full power of substitution, to represent and to vote on behalf of the undersigned all shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders scheduled to be held on Wednesday, April 27, 2011, at 2:00 p.m., Eastern Time, at Holiday Inn Daytona Beach LPGA Boulevard, 137 AutoMall Circle, Daytona Beach, Florida, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such shares upon the matters described in the Notice of Annual Meeting of Shareholders and related Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged), and upon any other business that may properly come before such Annual Meeting.

The shares represented by this proxy will be voted as directed on the reverse side, but if no direction is made, the proxies named herein intend to vote the securities at their discretion FOR the election of the nominees listed in the Proxy Statement for the Annual Meeting, FOR Proposals 2, 3 and 4, and “1 YR.” on Proposal 5, and otherwise at the discretion of the proxies.

SEE REVERSE SIDE

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET Vote Your Proxy on the Internet: Go to www.proxyease.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 437-4675

Use any touch-tone telephone to

vote your proxy. Have your proxy

card available when you call.

Follow the voting instructions to

vote your shares.

MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

CONTROL NUMBER

▼ TO DELIVER YOUR PROXY BY MAIL, PLEASE DETACH PROXY CARD HERE ▼

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all the nominees listed and FOR Proposals 2, 3 and 4, and “1 YR.” on Proposal 5. If you vote your proxy over the Internet or by telephone, you do NOT need to mail back this proxy card.

Please mark votes	☒
as in this example
							FOR	AGAINST		ABSTAIN
Proposal 1 – Election of four Class II Directors for a three-year term ending in 2014 and one Class III Director for a one-year term ending in 2012.						Proposal 2 – Company proposal to ratify the appointment by our Audit Committee of KPMG LLP as our independent registered public accounting firm for fiscal year 2011.	☐	☐		☐
			FOR	AGAINST	ABSTAIN
Class II:	01	William H. Davison	☐	☐	☐
						Proposal 3 – Company proposal to approve an amendment to our Amended and Restated Articles of Incorporation to provide for the annual election of directors.	☐	☐		☐
	02	Jeffry B. Fuqua	☐	☐	☐

	03	William H. McMunn	☐	☐	☐
						Proposal 4 – Advisory vote on executive compensation.	☐	☐		☐
	04	Howard C. Serkin	☐	☐	☐		1 year	2 yrs	3 yrs	ABSTAIN
						Proposal 5 – Advisory vote on frequency of the advisory vote on executive compensation.	☐	☐	☐	☐
Class III:	05	William L. Olivari	☐	☐	☐

The Proxies are authorized to vote upon such other business as may properly come before the meeting in their discretion.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR each of the director nominees, FOR Proposals 2, 3 and 4, and “1 YR.” on Proposal 5.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing for a corporation, or partnership, authorized person should sign full corporation or partnership name and indicate capacity in which they sign.

Date:

Signature

Signature (if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.